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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INSMED INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE

and

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

MAY 18, 2017

10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807

Insmed Incorporated
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900

ANNUAL MEETING OF SHAREHOLDERS

April 7, 2017

To Our Shareholders:

              We cordially invite you to attend the 2017 Annual Meeting of Shareholders to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 18, 2017, at 9:00 a.m. local time (the "Annual Meeting"). A formal notice of the meeting is enclosed with this letter. At the Annual Meeting, you will be asked to:

  1.
  elect three Class II directors, Donald Hayden, Jr., David W.J. McGirr and Myrtle Potter, to serve until the 2020 Annual Meeting of Shareholders;

  2.
  conduct an advisory vote on the compensation of our named executive officers;

  3.
  conduct an advisory vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers;

  4.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017;

  5.
  approve the Insmed Incorporated 2017 Incentive Plan; and

  6.
  transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

              Please read the notice and proxy materials carefully, and vote promptly by telephone, electronically through the internet, by completing, signing, and mailing the enclosed proxy card. You may also vote in person at the Annual Meeting. You may inspect a list of shareholders of record at Insmed's headquarters during regular business hours during the period before the Annual Meeting and the list of shareholders will be available at the Annual Meeting for inspection.

              Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares of Insmed common stock you own, please vote by proxy prior to the Annual Meeting.

Sincerely yours,
/s/ DONALD HAYDEN, JR. DONALD HAYDEN, JR. Chairman of the Board

INSMED INCORPORATED
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2017

              NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Shareholders of Insmed Incorporated ("Insmed") will be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 18, 2017, at 9:00 a.m. local time, and at any adjournment or postponement thereof (the "Annual Meeting"), for the following purposes:

  1.
  To elect three Class II directors, Donald Hayden, Jr., David W.J. McGirr and Myrtle Potter, to serve until the 2020 Annual Meeting of Shareholders;

  2.
  To conduct an advisory vote on the compensation of our named executive officers;

  3.
  To conduct an advisory vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers;

  4.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017;

  5.
  To approve the Insmed Incorporated 2017 Incentive Plan; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

              Holders of record of shares of Insmed common stock at the close of business on March 24, 2017 will be entitled to vote at the Annual Meeting.

              You are requested to vote promptly by telephone, electronically through the internet, or by completing, signing, and mailing the enclosed proxy card regardless of whether you expect to attend the Annual Meeting. If you are present at the Annual Meeting, you may vote in person even if you already have sent in your proxy.

By Order of the Board
/s/ CHRISTINE PELLIZZARI Christine Pellizzari Corporate Secretary

April 7, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE INSMED INCORPORATED ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2017: The Proxy Statement and Annual Report on 10-K for the year ended December 31, 2016 are available at www.proxyvote.com.

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 18, 2017

In this Proxy Statement, we use the words "Insmed Incorporated" to refer to Insmed Incorporated, a Virginia corporation, and we use the words "Company," "Insmed," "we," "us" and "our" to refer to Insmed Incorporated and its consolidated subsidiaries. Insmed and ARIKAYCE are trademarks of Insmed Incorporated. This Proxy Statement also contains trademarks of third parties. Each trademark of another company appearing in this Proxy Statement is the property of its owner.

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 18, 2017

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

              The Board of Directors (the "Board") of Insmed Incorporated is soliciting your proxy for the Annual Meeting of Shareholders to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 18, 2017, at 9:00 a.m. local time, and any adjournment or postponement thereof (the "Annual Meeting"). We intend to make the Proxy Statement and related proxy materials available to our shareholders on or about April 7, 2017.

Information about the Annual Meeting and Voting at or Prior to the Annual Meeting

              Why Did I Receive a One-page Notice in the Mail Regarding the Internet Availability of Proxy Materials this Year Instead of a Full Set of Proxy Materials?

              Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to mail to many of our shareholders a Notice of Internet Availability of the Proxy Materials (the "Notice") instead of a paper copy of the proxy materials. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.

    Who May Vote Shares in Connection with the Annual Meeting?

              Shareholders of record at the close of business on March 24, 2017 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, we had 62,085,753 outstanding shares of our common stock, $0.01 par value per share (the "Common Stock"). Each share of our Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the Annual Meeting. Beneficial owners of shares of our Common Stock may direct the record holder of the shares on how to vote the shares held on their behalf.

    What is a Shareholder of Record and How Can I Vote if I am a Shareholder of Record?

              If, on the Record Date, shares of our Common Stock were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote by proxy or in person at the Annual Meeting.

              If you are a shareholder of record, you may vote or submit a proxy as follows:

  1.
  By Internet—You may authorize the voting of your shares by following the "Vote by Internet" instructions set forth on the enclosed proxy card up until and including 11:59 p.m. Eastern Time on Wednesday, May 17, 2017. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message.

  2.
  By Telephone—Dial 1-800-690-6903 using any touch-tone phone to transmit your voting instructions up until and including 11:59 p.m. Eastern Time on Wednesday, May 17, 2017. Have your proxy card in hand when you call and follow the voting instructions given to you over the phone.

  2.
  By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Votes must be received by 9:00 a.m. Eastern Time on Thursday, May 18, 2017.

  4.
  In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

              In all cases, your shares will be voted according to your instructions.

    What is a Beneficial Owner of Shares and How Can I Vote if I am a Beneficial Owner?

              If, on the Record Date, your shares of our Common Stock were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting and is required to vote those shares in accordance with your instructions. If you do not give instructions to the organization holding your account, then the organization will have discretion to vote the shares with respect to "routine" matters but will not be permitted to vote the shares with respect to "non-routine" matters. See "What Matters on the Proxy Card are 'Routine' and 'Non-Routine'?" below. As a beneficial owner, you are invited to attend the Annual Meeting. If you are a beneficial owner and not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

    What is the Quorum Requirement?

              A quorum of shareholders is necessary to hold the Annual Meeting. Shares of our Common Stock representing a majority of the votes entitled to be cast on a matter at the Annual Meeting (or 31,042,877 shares as of the Record Date) will constitute a quorum for the transaction of business with respect to such matter, unless otherwise provided by law or in our Articles of Incorporation, as amended ("Articles of Incorporation"). Votes withheld, abstentions and broker non-votes count as present for establishing a quorum.

    What Matters on the Proxy Card are "Routine" and "Non-Routine"?

              If you are a beneficial owner of shares and do not instruct your broker or other agent how to vote your shares with respect to the "non-routine" matters, your shares will be "broker non-votes" with respect to that proposal, which means your shares will not be voted. Proposal 1, the election of directors, Proposal 2, the advisory vote on the compensation of our named executive officers, Proposal 3, the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, and Proposal 5, the approval of the Insmed Incorporated 2017 Incentive Plan (the "2017 Incentive Plan"), are non-routine matters. Proposal 4, the ratification of an independent registered public accounting firm, is a routine matter.

    What are the Voting Requirements for Shareholders to Approve Each Proposal on the Proxy?

              The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required	Board Recommendation
1. Election of three Class II directors	Plurality of votes cast	FOR
2. Advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement	Majority of votes cast	FOR
3. Advisory vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers	Option receiving the highest number of votes	EVERY THREE YEARS
4. Ratification of appointment of Ernst & Young LLP ("Ernst & Young") for the year ending December 31, 2017	Majority of votes cast	FOR
5. Approval of the 2017 Incentive Plan	Majority of votes cast	FOR

              Proposal 1, the election of directors, requires the affirmative vote of the holders of a plurality of the votes cast. This means that the nominees who receive the highest number of affirmative votes cast will be elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Our Board, however, has recently adopted a director resignation policy. Under this policy, any director nominee in an uncontested election who does not obtain a majority of the votes cast "for" his or her election must submit his or her resignation for consideration by our Nominations and Governance Committee and our Board. See "Corporate Governance–Corporate Governance Matters–Director Resignation Policy" for additional information.

              Proposals 2 and 3, the advisory votes on the compensation of our named executive officers and the frequency of future advisory votes on the same, are not binding on, nor do they overrule, any decisions of the Company, the Board or the Compensation Committee. In the event that a majority of the votes cast are against Proposal 2 and/or more votes are cast on Proposal 3 for a different frequency than that recommended by the Board, the Board and the Compensation Committee will consider the vote in future decisions on the compensation of our named executive officers and the frequency of future advisory votes on the compensation of our named executive officers.

              Proposal 4, the ratification of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2017, does not require shareholder ratification under Virginia law, our Articles of Incorporation, or our Amended and Restated Bylaws ("Bylaws"). However, the Board is submitting the appointment of Ernst & Young to the shareholders for ratification as a matter of good corporate governance. In the event that Proposal 4 is not approved, the Audit Committee will consider the vote in future independent auditor selection decisions.

              Proposal 5, the approval of the 2017 Incentive Plan, requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

              What Is the Effect of Votes Withheld, Abstentions and Broker Non-Votes On Each of the Proposals?

              Votes that are withheld or any abstentions from voting will not be counted in determining the number of votes cast with respect to any of the proposals. As explained above, because Proposals 1, 2, 3 and 5 are considered "non-routine," and if a beneficial owner does not instruct the broker or other agent how to vote the shares, broker non-votes will result. Broker non-votes will not be counted in determining the number of votes cast with respect to these proposals. Because Proposal 4 is considered "routine," the broker or agent will have discretion to vote any shares with respect to which a beneficial owner does not provide instructions, and no broker non-votes will occur with respect to this proposal.

    What if I Submit a Proxy But Do Not Specify How I Would Like to Vote?

              If we receive a signed and dated proxy card or receive your instructions by internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted as follows:

      •
      FOR the election of each of the three Class II nominees for director,
      •
      FOR the approval of the compensation of our named executive officers,
      •
      For an advisory vote EVERY THREE YEARS on the compensation of our named executive officers,
      •
      FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2017, and
      •
      FOR the approval of the 2017 Incentive Plan.

              Unsigned proxy cards will not be voted.

              What If Other Matters Not on the Proxy Card Are Brought Before the Annual Meeting for Action by the Shareholders?

              As of the date of this Proxy Statement, our Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is not aware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

    How Can I Revoke a Proxy Once I Have Voted?

              Anyone giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering, including by phone or Internet, a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the Annual Meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted at the Annual Meeting.

    What is the Expected Cost of Soliciting Proxies and Who Will Pay for this Cost?

              We will pay the cost of soliciting proxies. In addition to the use of mail, proxies may be solicited in person or by telephone by our employees, with no additional remuneration. We have engaged The Proxy Advisory Group, LLC ("PAG") to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

Principal Executive Offices of Insmed

              The address of our principal executive offices is 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807.

Forward-Looking Statements

              This Proxy Statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by law. Forward-looking statements should be evaluated together with the many uncertainties that may affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 (the "Annual Report") and in our subsequent periodic reports on Form 10-Q and current reports on Form 8-K, if any, filed with the SEC.

 PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

              Our organizational documents currently provide that our Board will consist of not less than six or more than ten directors. Our Board has adopted resolutions providing for up to nine directors. The directors are divided into three classes—Class I, Class II, and Class III. Each class of directors serves for three years on a staggered term basis. The term of our Class II directors will expire at the Annual Meeting. Accordingly, the Board has nominated three individuals for election as Class II directors (the "nominees" and each a "nominee") at the Annual Meeting, each of whom is currently a director with a term of office that expires at our Annual Meeting: Donald Hayden, Jr., David W.J. McGirr and Myrtle Potter. Each of the nominees was recommended for election by the Nominations and Governance Committee, and such recommendation was approved by the Board. If re-elected, the term of office for these nominees will expire at our 2020 Annual Meeting of Shareholders. The information below describes the primary experience, qualifications and skills of each of these nominees.

Donald Hayden, Jr., age 61

•

Non-Executive Chairman of Board since December 2010

•

Executive Chairman from May - September 2012 during senior management transition

•

Member of the Nominations and Governance Committee

Career Highlights:

•

Vitae Pharmaceuticals Inc. (Nasdaq: VTAE) (2006 - 2016)

o

Chairman until acquisition by Allergan plc (NYSE: AGN)

•

Dimension Therapeutics, Inc. (2013 – 2015)

o

Director

•

Transave, Inc. (2006 - 2010)

o

Executive Chairman until acquisition by Insmed

•

Bristol-Myers Squibb Company (1981 - 2006)

o

President of Global Pharmaceuticals

o

Executive Vice President and President, Americas

o

Executive Vice President of the Health Care Group

o

President of Oncology and Immunology

o

Senior Vice President of Worldwide Franchise Management and Business Development.

Current Public Board Service:

•

Chairman, REGENXBIO Inc. (Nasdaq: RGNX)

•

Lead Independent Director, Amicus Therapeutics, Inc. (Nasdaq: FOLD)

Current Private Board Service:

•

Director, WindMIL Therapeutics, Inc.

•

Director, Otsuka America Pharmaceutical, Inc.

Education:

•

Harvard University - B.A., general studies

•

Indiana University - M.B.A.

Qualifications: Mr. Hayden has more than 30 years of pharmaceutical industry experience, including roles in executive management, commercialization, business development, and financial and strategic planning. This extensive experience makes him a valuable asset to our Board. The Board believes that Mr. Hayden brings a unique combination of skills to the Board, including public company board experience, and that his leadership abilities make him particularly well qualified to be our Chairman.

David W.J. McGirr, age 62

•

Director since October 2013

•

Chairman of the Audit Committee

Career Highlights:

•

Relypsa, Inc. (2013 - 2016)

o

Director until acquisition by Galencia AG

•

Cubist Pharmaceuticals, Inc. (2002 - 2014), acquired by Merck & Co., Inc. (NYSE: MRK) in 2015

o

Senior Advisor to the CEO

o

Senior Vice President

o

Chief Financial Officer

o

Treasurer

•

hippo inc. (1999 - 2002)

o

Chief Operating Officer

o

President

o

Director

•

GAB Robins North America, Inc. (1996 - 1999)

o

CEO

o

President

o

Private Equity Investor

•

S.G. Warburg Group (1978 - 1995)

o

Chief Financial Officer

o

Chief Administrative Officer

o

Managing Director of S.G. Warburg & Co., Inc.

Current Public Board Service:

•

Director, Roka Bioscience, Inc. (Nasdaq: ROKA)

Current Private Board Service:

•

Director, Rhythm Pharmaceuticals, Inc.

Education:

•

University of Glasgow - B.S., civil engineering

•

University of Pennsylvania - M.B.A.

Qualifications: Mr. McGirr has more than 30 years of experience as a senior financial executive including 11 years at Cubist, during which the company secured a number of product approvals and launched these products across multiple markets. The Board believes that Mr. McGirr brings a unique combination of skills to the Board, including public company executive and board experience, capital markets insight, operational and corporate development experience, and significant expertise in the healthcare sector, specifically with infectious diseases. Mr. McGirr's background is well-suited to help guide the Company in building a commercial biopharmaceutical company with a franchise of novel therapies at the intersection of orphan, pulmonary, and infectious diseases.

Myrtle Potter, age 58

•

Director since December 2014

•

Member of the Compensation Committee

Career Highlights:

•

Myrtle Potter & Company, LLC (2005 - present)

o

CEO

•

Express Scripts (2012)

o

Director

•

Everyday Health (2010 - 2016)

o

Director until acquisition by Ziff Davis, LLC, a subsidiary of j2 Global, Inc. (Nasdaq: JCOM)

•

Medco Health Solutions (2007 - 2012)

o

Director until acquisition by Express Scripts (Nasdaq: ESRX)

•

Genentech (2000 - 2005)

o

President of Commercial Operations

o

Chief Operating Officer

o

Member of the Executive Committee

•

Bristol-Myers Squibb (1996 - 2000)

o

President of U.S. Cardiovascular and Metabolic business

•

Merck & Co., Inc. (1982 - 1996)

o

Vice President of $800 million U.S. pharmaceutical business unit, among other positions

•

Procter & Gamble Company (1980 - 1982)

Current Public Board Service:

•

Director, Rite Aid (NYSE: RAD)

Current Private Board and Other Service:

•

Director, Liberty Mutual Holding Company

•

Director, Proteus Digital Health

•

Trustee, The University of Chicago

Education:

•

University of Chicago - B.A., political science

Qualifications: Ms. Potter has over 35 years of experience in the pharmaceutical industry. The Board believes that Ms. Potter's experience, including extensive commercial and operational experience leading pharmaceutical companies in bringing new therapies to market, makes her well-suited to guide the Board in operational and commercial matters.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE CLASS II DIRECTOR NOMINEES.

Vote Required for Election of Director Nominees

              Our Class II directors will be elected by a plurality of the votes properly cast, in person or by proxy, at the Annual Meeting. Votes withheld and broker non-votes will not have any effect on the outcome of this vote.

Our Remaining Board Members

              The information below describes the primary experience, qualifications and skills of each of our Class I directors, Alfred F. Altomari, Steinar J. Engelsen, M.D., and William H. Lewis, and Class III directors, David R. Brennan and Melvin Sharoky, M.D. The term of the Class III directors will expire at the 2018 Annual Meeting of Shareholders, and the term of the Class I directors will expire at the 2019 Annual Meeting of Shareholders.

Incumbent Directors Whose Term Expires at the 2018 Annual Meeting of Shareholders (Class III Directors)

David R. Brennan, age 63

•

Director since May 2014

•

Member of the Compensation Committee

Career Highlights:

•

Alexion Pharmaceuticals (Nasdaq: ALXN) (2016-2017)

o

Interim CEO

•

AstraZeneca PLC (NYSE: AZN) (1999 - 2012)

o

CEO

o

Executive Vice President of North America

o

Senior Vice President of Commercialization and Portfolio Management

o

Director

•

Astra Merck, Inc. (1995 - 1999)

•

Merck & Co., Inc. (1975 - 1994)

Current Public Board Service: • Director, Alexion Pharmaceuticals • Director, Innocoll Holdings PLC (Nasdaq: INNL) Education: • Gettysburg College - B.A., business administration

Qualifications: Mr. Brennan has more than 37 years of experience in the pharmaceutical industry. The Board believes that Mr. Brennan's public company and public company board experience at pharmaceutical companies, including roles in executive management, commercialization and product management makes him a valuable asset to the Board.

Melvin Sharoky, M.D., age 66

•

Director since May 2001

•

Chairman from June 2009 - December 2010

•

Member of Nominations and Governance Committee

•

Member of Compensation Committee

Career Highlights:

•

Par Pharmaceutical Companies, Inc. (2007 - 2012)

o

Director until acquisition by Endo International plc (Nasdaq: ENDP)

•

Somerset Pharmaceuticals, Inc. (1995 - 2001; 2002 - 2007)

o

President

o

CEO

o

Consultant

•

Watson Pharmaceuticals, Inc. (now Actavis plc) (1995 - 1998)

o

President

•

Circa Pharmaceuticals,  Inc., a wholly-owned subsidiary of Watson Pharmaceuticals, Inc. (1988 - 1998)

o

President

o

CEO

•

Pharmakinetics Laboratories, Inc. (1986 - 1988)

o

Vice President

o

Chief Medical Officer

Education: • University of Maryland in Baltimore County - B.A., biology • University of Maryland School of Medicine - M.D.

Qualifications: Dr. Sharoky has more than 30 years of experience in the pharmaceutical industry. The Board believes that, in addition to his medical experience as a physician, Dr. Sharoky's background as an executive of pharmaceutical companies, as well as his public company board service, brings senior management, leadership, financial and strategic planning experience to our Board.

Incumbent Directors Whose Term Expires at the 2019 Annual Meeting of Shareholders (Class I Directors)

Alfred F. Altomari, age 58

•

Director since August 2012

•

Chairman of the Compensation Committee

•

Member of the Audit Committee

Career Highlights:

•

Agile Therapeutics, Inc. (Nasdaq: AGRX) (2004 - present)

o

Chairman of the Board

o

President

o

CEO

o

Director

o

Executive Chairman

o

Consultant

•

Barrier Therapeutics, Inc. (2003 - 2008)

o

Director

o

CEO

o

Chief Operating Officer

o

Chief Commercial Officer

•

Johnson & Johnson (NYSE: JNJ) (1982 - 2003)

o

Numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance

Current Public Board Service:

•

Chairman, Agile Therapeutics, Inc.

•

Director, Recro Pharma, Inc. (Nasdaq: REPH)

Education:

•

Drexel University - B.S., finance

•

Drexel University - B.S., accounting

•

Rider University -M.B.A.

Qualifications: Mr. Altomari is a pharmaceutical industry veteran with more than 30 years of experience. The Board believes that Mr. Altomari's executive experience in pharmaceutical companies with commercialized products, the launch of certain products, and more than 20 years of focus on the development and marketing of specialty pharmaceutical products, along with his public company board service, makes him uniquely suited to guide the Board in strategic planning, as well as operational and commercial matters.

Steinar J. Engelsen, M.D., age 66

•

Director since November 1999

•

Director of Insmed Pharmaceuticals Inc. from 1998 - 2000

•

Chairman of the Nominations and Governance Committee

•

Member of the Audit Committee

Career Highlights:

•

Teknoinvest AS (1996 - present)

o

Partner

•

Centaur Pharmaceuticals, Inc. (2000)

o

Acting CEO

•

Hafslund Nycomed AS (1989 - 1996)

o

Senior Vice President, Research and Development until acquisition by Takeda Pharmaceutical Company Limited, among other management positions

Current Public Board Service:

•

Director, Capnia, Inc. (Nasdaq: CAPN)

Current Private Board Service:

•

Interim Chairman of the Board, Holberg EEG

Education and Certifications:

•

University of Oslo - M.S., nuclear chemistry

•

University of Oslo - M.D.

•

Certified European Financial Analyst

Qualifications: Dr. Engelsen has more than 20 years of experience in the pharmaceutical industry, including his experience as a financial analyst and as an investor in biopharmaceutical companies. The Board believes that Dr. Engelsen's finance and management experience as well as his public company board experience in biopharmaceutical companies enables him to provide operating insights.

William H. Lewis, age 48

•

Director since September 2012

•

President and CEO since September 2012

•

Consultant to Board from June - September 2012

Career Highlights:

•

Aegerion Pharmaceuticals, Inc. (Nasdaq: AEGR) (2005 - 2011)

o

Co-founder

o

President

o

Chief Financial Officer

•

Wells Fargo & Co. (2002 – 2004)

•

Robertson Stephens Capital (2000 - 2002)

•

JP Morgan Chase & Co. (1995 - 2000)

•

Foreign Service for the U.S. Government (1989 - 1992)

Current Public Board Service:

•

Member of Supervisory Board, uniQure, N.V. (Nasdaq: QURE)

Current Private Board and Other Service:

•

Trustee, Oberlin College

Education:

•

Oberlin College - B.A.

•

Case Western Reserve University - M.B.A.

•

Case Western Reserve University - J.D.

Qualifications: Mr. Lewis has more than 10 years of executive experience in the life sciences industry and a track record of success for over 20 years in the pharmaceutical and finance industries both in the United States and internationally. During his tenure at Aegerion, Mr. Lewis played a pivotal role in re-orienting the company's strategy to focus on rare disease indications, enabling Aegerion to conduct a successful initial public offering in 2010. The Board believes that Mr. Lewis brings significant qualifications including his experience as a seasoned entrepreneur and senior executive with a fast-growing biotechnology company. In addition, Mr. Lewis offers the Board significant insights and experience with financing, orphan drug development and commercialization, and international business development.

Executive Officers

              The following table sets forth our current executive officers, their ages, the positions currently held by each such person as of the date of this Proxy Statement and the period holding such positions.

Name	Age	Position(s)	Period During Which Officer Served in Such Position(s)
William H. Lewis	48	President and CEO	September 2012—Present
Roger Adsett	48	Chief Commercial Officer	September 2016—Present
Eugene J. Sullivan, M.D.	52	Chief Medical and Scientific Officer	March 2015—Present
Christine Pellizzari	49	General Counsel and Corporate Secretary	July 2013—Present
S. Nicole Schaeffer	48	Senior Vice President, Human Resources and Corporate Services	January 2013—Present

              William H. Lewis.    Mr. Lewis's biographical information is summarized above under "Incumbent Directors Whose Term Expires at the 2019 Annual Meeting of Shareholders (Class I Directors)."

              Roger Adsett.    Mr. Adsett joined Insmed as Chief Commercial Officer in September 2016. Mr. Adsett has over 20 years of experience in the global biotechnology and pharmaceutical industry. From January 2015 to September 2016, Mr. Adsett was Senior Vice President, Head of Gastrointestinal and Internal Medicine Business Unit at Shire Plc (Nasdaq: SHPG), a global specialty biopharmaceutical company. From August 2008 to January 2015, Mr. Adsett was Senior Vice President, Gastrointestinal Business Unit Leader at Shire. From October 2005 to August 2008, Mr. Adsett was General Manager, Oral IBD Products of the Gastroenterology Business Unit of Shire. From November 1994 to October 2005, Mr. Adsett held various marketing and commercial roles at AstraZeneca plc (NYSE: AZN), a multinational pharmaceutical and biopharmaceutical company. Mr. Adsett was a senior analyst at Accenture PLC (NYSE: ACN), a global professional services company, from September 1991 to November 1994. Mr. Adsett holds an M.B.A. from The Wharton School at the University of Pennsylvania and a B.A. in English and Economics from Bucknell University.

              Eugene J. Sullivan, M.D.    Dr. Sullivan joined Insmed as Chief Medical and Scientific Officer in March 2015. Dr. Sullivan has more than 20 years of experience with a focus on pulmonary and orphan diseases and has trained as a medical doctor in internal medicine, pulmonary medicine, and critical care medicine. Since 2012, Dr. Sullivan has also functioned as a consultant, widely advising others on strategic regulatory and clinical drug development matters and similarly served Insmed from January 2014 to March 2015. From April 2014 through June 2014, Dr. Sullivan served as Vice President, Global Regulatory Affairs at AstraZeneca Pharmaceuticals, LP. From 2007 through 2012, Dr. Sullivan was the Chief Medical Officer of United Therapeutics Corporation (Nasdaq: UTHR). From 2006 to 2012, Dr. Sullivan also served as the Chief Medical Officer of Lung Rx, LLC, a wholly-owned subsidiary of United Therapeutics, and from 2010 to 2012 also fulfilled the responsibilities of Chief Clinical Development Officer at Lung Rx. From 1999 through 2006, Dr. Sullivan held successively senior positions at the U.S. Food and Drug Administration, including Deputy Director of the Division of Pulmonary and Allergy Products. Dr. Sullivan graduated summa cum laude from the University of Maryland with a Bachelor of Science degree. Dr. Sullivan earned his medical degree from the University of Maryland, School of Medicine and conducted his internship and residency in Internal Medicine at the Medical College of Virginia. Dr. Sullivan completed his fellowship training in Pulmonary and Critical Care Medicine at the University of Colorado Health Sciences Center and received a Masters of Pulmonary Vascular Disease from the University of Bologna in Italy.

              Christine Pellizzari.    Ms. Pellizzari joined Insmed as General Counsel and Corporate Secretary in July 2013. Ms. Pellizzari has over 20 years of experience in the global biotechnology and pharmaceutical industry, including senior-level leadership roles. From August 2007 to December 2012, Ms. Pellizzari served as Executive Vice President, General Counsel and Secretary for Aegerion Pharmaceuticals, Inc. From 1998 to 2007, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc., a publicly traded company that provided the global pharmaceutical industry with sales effectiveness, promotional and compliance solutions until it was acquired by Cegedim S.A. (Euronext: CGM) in 2007. Prior to her tenure at Dendrite, Ms. Pellizzari practiced law at the firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. Before joining Wilentz, Ms. Pellizzari served as a law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her Bachelor of Arts degree, cum laude, from the University of Massachusetts, Amherst and her Juris Doctor degree from the University of Colorado, Boulder.

              S. Nicole Schaeffer.    Ms. Schaeffer joined Insmed as Senior Vice President, Human Resources and Corporate Services in January 2013. From October through December 2012, Ms. Schaeffer was a consultant to Insmed. Ms. Schaeffer has more than 25 years of experience in human resources, organizational development, corporate operations, and building life science organizations. From March 2005 to June 2012, Ms. Schaeffer served as Senior Vice President, Administration and Human Resources, for Amicus Therapeutics (Nasdaq: FOLD) where she was responsible for the human resources, facilities, and information technology functions. Prior to Amicus, she served as Senior Director, Human Resources, for three portfolio companies of Flagship Ventures, a venture capital firm, and in that capacity she managed human resources for three life sciences companies. Ms. Schaeffer has also held HR leadership positions with Oak Industries, from 1997 to 2000, and EMC Corporation, from 1994 to 1996. Ms. Schaeffer received her Bachelor of Arts degree from the University of Rochester and her Master of Business Administration degree from Boston University.

CORPORATE GOVERNANCE

Corporate Governance Matters

              Corporate Governance Materials and Practices.    Our written corporate governance materials, including our Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, and Nominations and Governance Committee Charter, are posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." Our corporate governance practices include the following:

      •
      The Board currently has an independent Chairman, and all of our non-employee directors and board committee members are independent.
      •
      The Board has adopted a director resignation policy in uncontested director elections.
      •
      The Board oversees succession planning for executive officers, including the CEO.
      •
      Directors have access to all levels of management and are provided with opportunities to meet with members of management on a regular basis.
      •
      Directors may retain their own independent advisors, at our expense.
      •
      The Board and each committee thereof conduct self-evaluations at least once per year to assess their performance and ways in which performance could be improved.
      •
      Our Board addresses the importance of incorporating new viewpoints on the Board through the director evaluation and nomination process. Our director composition reflects a mix of tenure on the Board (ranging from three years to 18 years), which we believe provides an effective balance of historical perspective and an understanding of the evolution of the Company with fresh perspectives and insights.

              Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including our CEO, chief financial officer, controller and any person performing similar functions) and employees. Our Code of Business Conduct and Ethics contains written standards designed to communicate our expectations of our directors, officers, and employees when making decisions and conducting themselves in corporate activities, including the ethical handling and use of confidential information; actual or apparent conflicts of interest; compliance with applicable governmental laws, rules and regulations; protection of our assets and proprietary information; the ethical handling of payments and gifts received in the normal course of business and of payments made to government personnel; prompt internal reporting of violations of our Code of Business Conduct and Ethics; and accountability for adherence to our Code of Business Conduct and Ethics. We have established a means for individuals to report a violation or suspected violation of the Code of Business Conduct and Ethics anonymously, including those violations relating to accounting, internal controls or auditing matters, and federal securities laws. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance."

              Corporate Governance Guidelines.    We have adopted Corporate Governance Guidelines to assist and guide the Board in the exercise of its responsibilities and establish a framework for our corporate governance practices. The Corporate Governance Guidelines contain written standards pertaining to director qualifications, director responsibilities, structure of our Board, director access to management and independent advisors, director compensation, and performance evaluation of our Board and committees, among other things. The Corporate Governance Guidelines help to ensure that the Board is independent from management, the Board adequately performs its oversight functions, and the interests of the Board and management align with the interests of our shareholders. Our Corporate Governance Guidelines are interpreted in accordance with all applicable laws and regulations, the Nasdaq listing standards, and our Articles of Incorporation and our Bylaws.

              Meetings of the Board.    The Board held seven meetings during 2016, all of which were regularly scheduled meetings. Each director attended at least 75% of the Board meetings that occurred in 2016 while he or she was a director. Each director attended at least 75% of the committee meetings that occurred in 2016 during his or her tenure on such committees.

              Director Resignation Policy.    Effective at the Annual Meeting, any nominee for director in an uncontested election who has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election must submit his or her resignation to the Board promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Nominations and Governance Committee will make a recommendation to the Board as to whether to accept or reject the submitted resignation. Within 45 days after receiving this recommendation, the Board must accept or reject the resignation or pursue another action unless doing so would cause us to fail to comply with federal or state law or Nasdaq listing standards. If more than a majority of the members of the Nominations and Governance Committee do not receive a greater number of votes cast "for" their election than votes "withheld," the independent directors whose classes were not nominated for election will appoint a special committee to consider the resignations and make a recommendation to the Board. Any director whose resignation is under consideration will not participate in any deliberation or vote regarding his or her resignation. If the Board accepts a director's resignation pursuant to this policy, the Board may decrease the size of the Board or fill the resulting vacancy in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws.

              Independence of the Directors and Director Nominees.    The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards of the Nasdaq listing standards: Mr. Altomari, Mr. Brennan, Dr. Engelsen, Mr. Hayden, Mr. McGirr, Ms. Potter, and Dr. Sharoky. Mr. Lewis is not considered independent because he is currently employed by the Company. The Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominations and Governance Committee.

Director Nominating Process

              Our Nominations and Governance Committee, which is described more fully below under "Corporate Governance—Committees of the Board—Nominations and Governance Committee," serves as an independent and objective party to identify, assess, recruit and recommend to the Board qualified candidates for directorship, consistent with criteria approved by the Board, and establishes and periodically reviews such criteria based on factors it considers appropriate. Among the factors that the Board and the Nominations and Governance Committee consider are strength of character, maturity of judgment, career specialization, relevant technical skills, diversity, independence, the ability to commit sufficient time to the Board, and the extent to which the candidate would fill a present need of the Board.

              Nominations and Governance Committee Process for Identifying and Evaluating Director Candidates. The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines and seeks candidates with experience in the pharmaceutical and biotechnology industries, as well as business, management, accounting and financial experience. The Nominations and Governance Committee evaluates a candidate's qualifications to serve as a member of the Board based on the skills and characteristics of such individual Board members, as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate's independence, diversity, skills and experience in the context of the Board's needs.

              Director Candidate Recommendations and Nominations by Shareholders.    The Nominations and Governance Committee's charter provides that the committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described below under "Corporate Governance—Communications with the Board." In accordance with our Bylaws, any person who is a shareholder of record on the record date for the shareholder meeting, on the date of the shareholder meeting, and on the date such person provides required notice to the Company may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in this Proxy Statement under the heading "Proposals for 2018 Annual Meeting."

Communications with the Board

              The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807. All communications sent to Ms. Pellizzari will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee or any specified individual directors.

Director Attendance at Annual Meeting

              Our policy is that directors are expected to make reasonable efforts to attend the annual meeting of shareholders absent unusual circumstances. All directors attended the 2016 Annual Meeting of Shareholders.

Board Leadership Structure

              The Board believes that it is in the best interests of the Company to maintain the flexibility to make determinations about the separation of the positions of Board Chair and CEO. The Board believes that its current leadership structure, with Mr. Lewis serving as CEO and Mr. Hayden serving as our independent non-executive Chairman, is appropriate for the Company at this time. Both Mr. Lewis and Mr. Hayden are actively engaged on significant matters affecting us, such as long-term strategy. The CEO has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our independent non-executive Chairman, Mr. Hayden calls and chairs regular and special meetings of the Board and all executive sessions of the independent directors, chairs and presides at annual or special meetings of shareholders, provides meaningful input into the agenda of Board meetings, oversees the retention of outside advisors, consultants and legal counsel who report directly to the Board, consults frequently with committee chairs and management and has the right to and often does attend Board committee meetings.

Committees of the Board

              Our Bylaws provide that the Board may create one or more committees of the Board. Currently, the Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominations and Governance Committee.

    Audit Committee

              Composition and Attendance.    Our Audit Committee consists of Mr. McGirr (Chairman), Dr. Engelsen, and Mr. Altomari, each of whom is an independent Board member. During 2016, the Audit Committee held six meetings. Each of Mr. McGirr, Dr. Engelsen and Mr. Altomari attended all meetings of the Audit Committee held in 2016 during their tenure on the Audit Committee.

              Responsibilities and Duties.    The Audit Committee assists our Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company and seeking to ensure our compliance with applicable legal and regulatory requirements. The Committee reviews and oversees:

      •
      the financial statements, financial reports and other financial information that we provide to governmental bodies, our shareholders and others;

      •
      our systems of internal controls regarding finance and accounting;

      •
      our auditing, accounting, and financial reporting processes;

      •
      the qualifications and independence of our independent registered public accounting firm; and

      •
      the engagement and compensation of our independent registered public accounting firm to perform audit services and any permissible non-audit services.

              The Audit Committee reviews and reassesses the adequacy of its charter at least annually.

              Committee Independence.    Our Board has determined that all three of the current Audit Committee members, Mr. McGirr, Dr. Engelsen, and Mr. Altomari, satisfy the heightened independence requirements of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              Financial Literacy and Expertise.    Our Board determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheet, statement of operations, statement of cash flows, and statement of shareholders' equity. Our Board also has determined that Mr. McGirr is an "audit committee financial expert," as that term is defined in the rules promulgated by the SEC and has accounting or related financial management expertise as required under the Nasdaq listing standards.

    Compensation Committee

              Composition and Attendance.    Our Compensation Committee consists of Mr. Altomari (Chairman), Mr. Brennan, Ms. Potter, and Dr. Sharoky, each of whom is an independent Board member. During 2016, the Compensation Committee held eight meetings. Each of Mr. Altomari, Mr. Brennan, Ms. Potter, and Dr. Sharoky attended all Compensation Committee meetings held in 2016 during their tenure on the Compensation Committee.

              Responsibilities and Duties.    The Compensation Committee develops and oversees the implementation of our compensation philosophy for our executive officers and is responsible for our executive and other compensation plans. The Committee's primary objectives are to develop and maintain an executive compensation program that:

      •
      creates a direct relationship between pay levels and corporate performance and returns to shareholders;

      •
      provides overall competitive pay levels to effectively attract and retain executive talent;

      •
      creates proper incentives to enhance shareholder value; and

      •
      rewards performance.

              The Compensation Committee reviews and reassesses the adequacy of its charter at least annually.

              Committee Independence and Related Requirements.    Our Board has determined that all four of the current Compensation Committee members, Mr. Altomari, Mr. Brennan, Ms. Potter and Dr. Sharoky, satisfy the heightened independence requirements of the Nasdaq listing standards. In addition, all of the members of our Compensation Committee are "non-employee directors" within the meaning of the rules under Section 16 of the Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code" and "Section 162(m)").

    Nominations and Governance Committee

              Composition and Attendance.    Our Nominations and Governance Committee consists of Dr. Engelsen (Chairman), Mr. Hayden, and Dr. Sharoky, each of whom is an independent Board member. During 2016, the Nominations and Governance Committee held five meetings. Each of Dr. Engelsen, Mr. Hayden, and Dr. Sharoky attended all meetings of the Nominations and Governance Committee held in 2016 during their tenure on the Nominations and Governance Committee.

              Responsibilities and Duties.    The Nominations and Governance Committee identifies and nominates qualified candidates for directorship and serves in a leadership role in shaping our corporate governance and overseeing the evaluation of the Board and its committees. The Nominations and Governance Committee:

      •
      assists the Board by identifying and recruiting individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders;

      •
      recommends to the Board director nominees for each committee;

      •
      oversees our governance, including recommending changes to the Corporate Governance Guidelines;

      •
      leads the Board in its annual review of the Board's performance and oversees the evaluation of each of the Board's committees;

      •
      oversees the management continuity planning process;

      •
      ensures that the Board consists of a diversified group of individuals with strong business experience, good judgment and high integrity; and

      •
      seeks to ensure that directors, executive management and employees adhere to a high ethical standard in performing their duties.

              The Nominations and Governance Committee reviews and reassesses the adequacy of its charter at least annually.

The Role of the Board in Risk Oversight

              The Board has primary responsibility for overseeing the Company's risk management. The Board administers its oversight responsibility for risk management directly and through its committees. Each committee chairman reports to the Board regarding the committee's considerations of management's processes for identifying, evaluating, and controlling significant risks. In addition, the officers responsible for oversight of particular risks within the Company provide updates and information to our Board. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our research and development activities, our manufacturing and supply chain, and our operations. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board and each of its committees have full access to our senior management, as well as the ability to engage outside advisors and other experts. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business and development.

              The Audit Committee periodically discusses with management and the independent auditor our policies and guidelines regarding risk assessment and risk management as well as our major financial and operational risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee also reviews and evaluates our processes and policies for identifying and assessing key risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting and meets with the Chief Financial Officer, the General Counsel, the Vice President of Quality Assurance, the Vice President, Corporate Controller, external audit personnel, and other senior managers as appropriate to review issues regarding compliance with the applicable legal and regulatory requirements.

              The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our Compensation Committee engages an independent consultant to advise it on topics related to Board and executive compensation. During the last year, the Compensation Committee, with the assistance of Frederic W. Cook & Co., Inc. ("Frederic W. Cook"), its independent compensation consultant, reviewed the executive compensation program and determined that the design of the compensation policies, including the components, weightings and focus of the elements of executive compensation, do not encourage management to assume excessive or inappropriate risks.

              The Nominations and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of the Board, the structure and function of Board committees and meeting logistics and policies. The Nominations and Governance Committee regularly reviews the Board's performance, oversees the self-evaluation of each of the Board's committees, oversees our corporate governance and formulates and recommends corporate governance standards to our Board.

AUDIT COMMITTEE REPORT* AND INDEPENDENT AUDITOR FEES

Report of the Audit Committee

              The Audit Committee approves the selection of the Company's independent registered public accounting firm and meets with and holds discussions with management and the Company's independent registered public accounting firm.

              The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management including a discussion of the quality, the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

              The Audit Committee reviewed with Ernst & Young, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the overall quality of financial reporting, the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board ("PCAOB") standards.

              In addition, the Audit Committee has discussed with Ernst & Young its independence from management and the Company, including the matters described in the written disclosures and letter required by PCAOB standards from Ernst & Young to the Audit Committee regarding the independent accountant's communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

              In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

David W.J. McGirr, Chairman
Alfred F. Altomari
Steinar J. Engelsen, M.D., C.E.F.A.

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Exchange Act, or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate the text of such report by reference into a document filed with the SEC.

Audit Committee Pre-Approval Policy

              The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm from the Company and is consistent with the rules of the SEC. The policy requires pre-approval by the Audit Committee of the terms and fees of all audit, review and attestation engagements and related services. The policy also requires the Audit Committee to determine that the provision of any audit-related services or non-audit services would not impair the independence of our independent registered public accounting firm. The policy also prohibits the Audit Committee from retaining our independent registered public accounting firm in connection with a transaction initially recommended by such firm, the purpose of which may be tax deferral or reduction. The policy delegates pre-approval authority to the Chair of the Audit Committee or, if the Chair is not available, to any of the Audit Committee's independent members, but any pre-approval decision must be reported to the Audit Committee at its next scheduled meeting. All of the services performed by Ernst & Young in the year ended December 31, 2016 were pre-approved in accordance with the applicable pre-approval policy.

Independent Registered Public Accounting Firm Fee Disclosure

              The Audit Committee reviewed the aggregate fees billed by Ernst & Young for professional services rendered for the years ended December 31, 2016 and 2015, which were as follows:

	2016	2015
Audit Fees	$652,017	$793,300(1)
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,995	1,995

Total Fees	$654,012	$795,295

(1)
Includes $100,000 paid to Ernst & Young for consent and comfort letter procedures for registration statements filed in 2015.

              Audit fees in 2016 and 2015 include fees for services performed to comply with generally accepted auditing standards. These services include the quarterly reviews, the integrated year-end audit of our consolidated financial statements, attestation services with respect to our internal control over financial reporting, review of documents filed with the SEC, and accounting consultations on matters addressed during the audit or quarterly reviews.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

              Pursuant to our written related party policy, our Audit Committee must review and consider whether to approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, the purpose and potential benefits to us of the transaction, the related party's interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and whether, under all the circumstances, the transaction is not inconsistent with our best interests. Any transaction which is deemed to be a related party transaction requires the approval of a majority of the disinterested Audit Committee members.

Related Person Transactions

              Since January 1, 2016, there were no transactions, nor are there currently any proposed transactions, which in accordance with SEC rules, would require disclosure in this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires that our directors, executive officers and holders of more than 10% of our Common Stock report to the SEC their ownership of our Common Stock and changes in that ownership. Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely upon a review of copies of the reports filed pursuant to Section 16(a) of the Exchange Act, we believe that during the year ended December 31, 2016, our executive officers, directors and beneficial owners of more than 10% of our Common Stock complied with applicable Section 16(a) requirements.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

              The following tables set forth information about the beneficial ownership of our Common Stock as of the Record Date, which was March 24, 2017 (except as otherwise noted), by:

      •
      each person, or group of persons, who beneficially owns more than five percent (5%) of our Common Stock, based on reports filed with the SEC;

      •
      each of our directors and director nominees;

      •
      each of our named executive officers; and

      •
      all directors and executive officers as a group.

              Beneficial ownership and percentage ownership are determined in accordance with Section 13 of the Exchange Act and related rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following tables or pursuant to applicable community property laws, to our knowledge each shareholder named in the tables has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. The percentage of beneficial ownership is based on 62,085,753 shares of Common Stock outstanding on the Record Date.

	Shares Beneficially Owned(1)
Name and Address	Number	Percentage
Greater Than Five Percent (5%) Shareholders
T. Rowe Price Associates, Inc.(2)	10,506,925	16.92%
100 E. Pratt Street
Baltimore, Maryland 21202
FMR LLC(3)	9,281,685	14.95%
245 Summer Street
Boston, Massachusetts 02210
Palo Alto Investors, LLC(4)	5,446,516	8.77%
470 University Avenue
Palo Alto, CA 94301
Entities Affiliated with Samuel D. Isaly (OrbiMed Advisors LLC and OrbiMed Capital LLC)(5)	5,301,805	8.54%
601 Lexington Avenue, 54th Floor
New York, NY 10022
BlackRock, Inc.(6)	4,570,668	7.36%
40 East 52nd Street
New York, NY 10022
The Vanguard Group(7)	3,607,951	5.81%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
All information in this table, including the footnotes thereto, is derived from the most recent third-party filings made with the SEC, as described in the footnotes. We have not independently verified such information.

(2)
As of December 31, 2016, T. Rowe Price Associates, Inc. ("Price Associates") reported an aggregate beneficial ownership of 10,506,925 shares of our Common Stock, with sole voting power over 1,513,294 shares and sole dispositive power over 10,506,925 shares. These securities are owned by various individual and institutional investors including T. Rowe Price Health Sciences Fund, Inc., which jointly filed the Schedule 13G with Price Associates and reported sole voting power over 3,994,772 of the shares. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities.

(3)
As of December 31, 2016, FMR LLC ("FMR") reported an aggregate beneficial ownership of 9,281,685 shares of our Common Stock, with sole voting power over 184,900 shares and sole dispositive power over 9,281,685 shares.

Members of the family of Abigail P. Johnson, Director, Vice Chairman, CEO and President of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 (the "Investment Company Act"), to form a controlling group with respect to FMR.

Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(4)
As of December 31, 2016, Palo Alto Investors, LLC ("Palo Alto") reported an aggregate beneficial ownership of 5,446,516 shares of our Common Stock with shared dispositive power over 5,446,516 shares and shared voting power over 5,446,516 shares.

Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage Palo Alto. The filers filed this Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each filer disclaims beneficial ownership of our Common Stock except to the extent of that filer's pecuniary interest therein. Each of Palo Alto, Drs. Lee and Yun and Palo Alto Healthcare Master Fund II, L.P. disclaims that it or he, is a beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of any of the Common Stock.

(5)
As of December 31, 2016, OrbiMed Advisors, LLC, a registered investment advisor, has shared voting and dispositive power over 2,351,360 shares and OrbiMed Capital LLC, a registered investment advisor, has shared voting and dispositive power over 2,950,445 shares. Samuel D. Isaly, a control person of OrbiMed Capital LLC and OrbiMed Advisors LLC, has shared voting and dispositive power over 5,301,805 of the shares.

(6)
As of December 31, 2016, BlackRock, Inc. reported an aggregate beneficial ownership of 4,570,668 shares of our Common Stock with sole dispositive power over 4,570,668 shares and sole voting power and investment power over 4,441,420 shares, including shares held by a number of its subsidiaries.

(7)
As of December 31, 2016, The Vanguard Group and its affiliates named in the Schedule 13G/A reported aggregate beneficial ownership of 3,607,951 shares of our Common Stock, with sole voting power over 122,248 shares, shared voting power over 8,897 shares, sole dispositive power over 3,479,809 shares and shared dispositive power over 128,142 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 119,245 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 11,900 shares as a result of its serving as investment manager of Australian investment offerings.

	Shares Beneficially Owned
Name	Number	Percentage
Directors and Executive Officers
Donald Hayden, Jr.(1)	134,429	*
Alfred F. Altomari(2)	35,174	*
David R. Brennan(2)	35,554	*
Steinar J. Engelsen, M.D.(2)	252,450	*
David W.J. McGirr(2)	22,594	*
Myrtle Potter(2)	12,742	*
Melvin Sharoky, M.D.(2)	269,026	*
William H. Lewis(3)	1,622,861	2.61%
Roger Adsett	—	—
Andrew T. Drechsler(4)	267,538	*
Eugene J. Sullivan, M.D.(5)	96,288	*
Christine Pellizzari(6)	253,788	*
S. Nicole Schaeffer(7)	165,325	*
All current directors and executive officers as a group (13 persons)(8)	3,167,769	5.10%

*
Denotes ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
Includes 12,742 restricted stock units ("RSUs") that will vest within 60 days of the Record Date and 85,000 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(2)
Includes 12,742 RSUs that will vest within 60 days of the Record Date.

(3)
Includes 1,525,889 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(4)
Includes 252,538 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date. Mr. Drechsler resigned as our chief financial officer in November 2016 and his employment with the Company ended on March 31, 2017.

(5)
Consists of 96,288 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(6)
Includes 233,788 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(7)
Includes 165,325 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(8)
Includes 89,194 RSUs that will vest within 60 days of the Record Date and 2,358,828 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

 PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Information Regarding the Advisory Vote on the Compensation of our Named Executive Officers

              We are holding an advisory vote at the Annual Meeting in order for our shareholders to have the opportunity to vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. At the Annual Meeting, shareholders will be asked to approve the following resolution:

              RESOLVED, that the shareholders of Insmed Incorporated approve, on an advisory basis, the compensation of the Company's named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company's Proxy Statement.

              The Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. Our executive compensation program is designed to meet the following objectives:

      •
      align management interests with the interests of our shareholders;
      •
      emphasize use of "at-risk" and performance-based compensation to motivate executives to advance our interests; and
      •
      provide executive compensation packages that are competitive in order to attract and retain executives whose skills are critical to the current and long-term success of the Company.

              Please read the "Compensation Discussion and Analysis" section starting on page 26 of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the 2016 compensation of our named executive officers.

Vote Required for Approval of this Proposal

              The advisory vote on the compensation of our named executive officers will be approved by the affirmative vote of the majority of votes properly cast, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes will not have an effect on the outcome of this proposal.

              While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the Compensation Committee and our Board. Both our Compensation Committee and our Board value the opinions of our shareholders and, to the extent there is any meaningful vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board.

Recommendation

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

              This Compensation Discussion and Analysis (the "CD&A") explains our compensation philosophy, policies and decisions for 2016 for the following executives, whom we refer to in this CD&A and in the following tables as our named executive officers:

  1.
  William H. Lewis, President and CEO, responsible for developing, in connection with the Board, our corporate mission and objectives and providing direction and leadership to ensure the execution of our corporate strategy and achievement of our objectives.

  2.
  Andrew T. Drechsler, Former Chief Financial Officer, responsible for managing all financial and technical operations activities, including internal and external reporting, treasury, accounting, tax, investor relations, manufacturing and supply chain. Mr. Drechsler announced his resignation in November 2016 and left the Company in March 2017.

  3.
  Eugene J. Sullivan, M.D., Chief Medical and Scientific Officer, responsible for leading global research, clinical development, clinical operations, drug safety and pharmacovigilance, and medical affairs.

  4.
  Christine Pellizzari, General Counsel and Corporate Secretary, responsible for oversight of all corporate and litigation related legal matters, global compliance and providing ongoing legal support for development, financing opportunities, business development initiatives, and intellectual property matters.

  5.
  S. Nicole Schaeffer, Senior Vice President, Human Resources and Corporate Services, is responsible for all aspects of Human Resources and Corporate Services inclusive of organizational and leadership development, total compensation and employee communications, facilities, environmental health and safety, information technology and program management.

Executive Summary of Our 2016 Business and Strategic Achievements

              We are a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. Our lead product candidate is ARIKAYCE, or liposomal amikacin for inhalation, which is in late-stage development for patients with nontuberculous mycobacteria ("NTM") lung disease caused by Mycobacterium avium complex ("MAC"), a rare and often chronic infection that is capable of causing irreversible lung damage and can be fatal. We are conducting a global phase 3 clinical study of ARIKAYCE (the "CONVERT" study) in adult patients with treatment refractory NTM lung disease caused by MAC, which is the predominant infective species in NTM lung disease in the United States, Europe, and Japan. Our earlier clinical-stage pipeline includes INS1007 and INS1009 as well as preclinical compounds that we are evaluating in multiple rare diseases of unmet medical need, including methicillin-resistant staph aureus and NTM. To complement our internal research and development, we actively evaluate in-licensing and acquisition opportunities for a broad range of rare diseases.

              In 2016, our executive officers played critical roles in achieving several key strategic steps toward our goal of building a leading biopharmaceutical company. We advanced the ARIKAYCE clinical programs to treat NTM lung disease, we acquired the global exclusive rights to INS1007 from AstraZeneca, and we expanded our leadership team with talented executives in key commercial, business development, regulatory, clinical roles. Specifically, we had the following achievements in 2016 relative to our corporate objectives:

      •
      Advance ARIKAYCE towards approval:

      o
      We achieved our enrollment objective for the CONVERT study.

      o
      We shipped ARIKAYCE after receiving requests from physicians for patients in France pursuant to the Temporary Authorization for Use (Autorisation Temporaire d'Utilisation) program. We participated in other compassionate use programs in Germany and other European countries.

      •
      Identify and advance additional product candidates:

      o
      We entered into a licensing agreement with AstraZeneca for the global exclusive rights to INS1007, for which we plan to pursue an initial indication of non-CF bronchiectasis.

      o
      The results of our phase 1 study of INS1009 were presented at the European Respiratory Society international congress in September 2016.

      •
      Advance infrastructure activities in preparation for commercialization:

      o
      We made the following appointments to our leadership team: Roger Adsett, Chief Commercial Officer, Wade King, M.D., Senior Vice President of Corporate Development and Strategy, Sandra Cottrell, Vice President of Regulatory Affairs, and Peggy Galluzzi, Executive Director, Clinical Operations.

Compensation Philosophy and Principles

              We operate in a very competitive, rapidly-changing and heavily-regulated industry. The long-term success of our business requires the ability to be resourceful, adaptable, and innovative. As we transition from a development stage company to a commercial biopharmaceutical company, the skills, talent, and dedication of our executive officers are critical components to the success of this transition and the future growth of the company. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain, and incentivize the best possible talent. The Company's compensation program for named executive officers is structured to implement the following guiding principles:

              Shareholder Alignment. The compensation program is designed to align the compensation realized by our named executive officers with the value realized by our shareholders. For instance, a significant portion of our named executive officers' compensation is based on stock options based on our belief that stock options align management's interests with the creation of future shareholder value.

              Use of "At-Risk" Compensation to Incentivize Executives. As shown in the charts below, the compensation program is designed such that a substantial portion of our named executive officers' compensation is based on "at risk," or variable, compensation, such as annual cash incentives and stock options. We believe this mix of compensation best aligns the interests of our named executive officers with those of our shareholders over time and contributes to the achievement of short-term goals and the advancement of our long-term strategy through long-term goals. Accordingly, in 2016, 88% of our

CEO's compensation was "at risk," and 76% of our other named executive officers' compensation was "at risk":

2016 CEO Compensation	Variable Performance-Based vs. Guaranteed CEO Compensation for 2016

2016 Other NEO Compensation	Variable Performance-Based vs. Guaranteed Other NEO Compensation for 2016

              Pay for Performance.    The compensation program is designed to reward the named executive officers for attaining established business and individual goals. The attainment of these goals requires the named executive officer to dedicate his or her time, effort, skills and business experience to the success of the Company and the maximization of shareholder value. A significant portion of the named executive officers' compensation is based on Company and individual performance, and the compensation program is designed to reward both short-term and long-term performance. Short-term performance of our named executive officers is principally rewarded through annual cash incentive awards that reflect the achievement of corporate and individual goals. Long-term performance of our named executive officers is largely rewarded through option awards that are eligible to vest based on continued service but whose value is tied to our share price.

              Pay competitively for the attraction and retention of our executive officers.    The compensation program is designed to allow the Company to attract and retain individuals whose skills are critical to the current and long-term success of the Company. Because the implementation of our strategic goals requires long-term commitments on the part of the named executive officers, and because competition for top talent is intense in our industry, retention is a key objective of the compensation program. The compensation program is designed to appropriately compensate our executive officers for the success of the Company from a competitive standpoint, so that they remain with the Company and continue to contribute to the Company's long-term success.

              At our 2014 Annual Meeting of Shareholders, we held an advisory vote on the compensation of our named executive officers. Over 98% of the shares voted at our 2014 Annual Meeting of Shareholders approved our say-on-pay proposal. The Compensation Committee considered these voting results and believes they affirm the Company's compensation philosophy and the principles discussed above.

Corporate Governance Perspectives on our Executive Compensation Program

              We believe that our executive compensation program reflects our commitment to strong corporate governance practices as evidenced by the following aspects of our executive compensation program:

      •
      Our Compensation Committee has governance responsibility over executive pay and incentives while our independent Board members ratify recommendations made by our Compensation Committee on our President and CEO's goals and compensation;

      •
      Performance metrics that govern incentive compensation are defined by our Compensation Committee at the start of each fiscal year and are reviewed by our Compensation Committee at the end of the year;

      •
      The executive compensation program, in the aggregate, rewards performance in a variety of ways, aimed at a balanced assessment based on the Company's strategic objectives;

      •
      Individual and corporate multiplier ranges under our incentive compensation program are developed and implemented such that payouts are capped at a predetermined maximum amount, irrespective of performance that exceeds objectives;

      •
      Our Compensation Committee has the ability to exercise its discretion to reduce or eliminate incentive compensation payouts;

      •
      We have share ownership guidelines in place for our President and CEO, pursuant to which he must hold shares of Common Stock equal to at least three times his base salary as in effect from time to time within 5 years of the adoption of the guidelines or date of hire, whichever is later. As of the Record Date, Mr. Lewis satisfied these guidelines.

      •
      Our outside independent executive compensation consultants report directly to the Compensation Committee;

      •
      Our executive compensation program balances short-term pay opportunities through base salary and annual cash incentives with long-term incentive opportunities through equity awards and balances fixed compensation (base salary) with variable compensation (annual cash incentives and equity awards); and

      •
      Our insider trading policy prohibits our officers and directors from engaging in hedging transactions involving the Company's securities and prohibits insiders from pledging the Company's securities as collateral for loans of any type without the prior approval of the Compensation Committee.

              In addition, the Compensation Committee conducts a compensation risk assessment annually. Due to adherence to our compensation philosophy and principles and the governance principles described above, the Compensation Committee does not believe that our compensation program is reasonably likely to have a material adverse effect on the Company.

Executive Compensation Determination Process

              Role of the Compensation Committee and the Board in Making Compensation Decisions.    Our Compensation Committee has been delegated the authority to make determinations regarding all elements of compensation for our executive officers, except for Mr. Lewis, our President and CEO. Our Compensation Committee recommends to our independent Board members the goals and individual elements of total compensation for Mr. Lewis for final approval. The independent Board members review this recommendation and determine the compensation for Mr. Lewis. As discussed in further detail below, in assessing executive compensation, our Compensation Committee periodically conducts a peer group review and engages outside independent executive compensation consultants to assess the competitiveness of our programs.

              Role of Management.    The Compensation Committee, in making executive compensation decisions, may solicit input from management as appropriate with respect to individual and Company performance and results. The Compensation Committee receives recommendations and evaluations with respect to the compensation and performance of our named executive officers from the CEO (aside from his own compensation and performance) and Company performance. The Compensation Committee considered this assessment along with the input of its independent executive compensation consultant when making 2016 compensation decisions.

              Role of the Compensation Consultant.    The Compensation Committee is authorized to select and retain its own independent compensation consultant. The Compensation Committee has routinely sought the advice of an independent compensation consultant regarding our executive compensation practices. In the fourth quarter of 2015, the Compensation Committee engaged a new compensation consultant, Frederic W. Cook, to conduct a comprehensive assessment of our executive pay programs and levels. The Compensation Committee conducted an evaluation of Frederic W. Cook and concluded that its engagement did not raise any conflicts of interest. Since its engagement, Frederic W. Cook has advised the Compensation Committee on evolving best pay practices and provided benchmarking data and recommendations on executive officer compensation. Prior to engaging Frederic W. Cook, the Compensation Committee had engaged ExeQuity LLP ("ExeQuity"), as its independent compensation consultant, and ExeQuity provided recommendations in late 2015 about certain changes to our 2016 peer group.

              Compensation Evaluation Processes and Criteria.    The Compensation Committee establishes benchmarks used for the purpose of evaluating appropriate compensation ranges for base salary, annual cash incentive targets and long-term equity incentives. Given the high demand for experienced and well-qualified executives of the type we seek to employ, the Compensation Committee reviews data and information from a variety of sources such as outside surveys of compensation and benefits for executive officers in the biotechnology industry, as well as public information regarding executive compensation at peer biotechnology companies. The Compensation Committee further draws upon the personal knowledge of its members with respect to executive compensation at comparable companies.

              In determining the amount and composition of compensation elements (cash and non-cash elements and short- and long-term elements) for our non-CEO named executive officers, our Compensation Committee relies upon its judgment about the performance of each individual executive officer and not on rigid formulas or short-term changes in business performance. In setting compensation levels for our executive officers for 2016, our Compensation Committee considered many factors, including, but not limited to, the following factors:

      •
      our achievement of certain product development, corporate partnering, financial, strategic planning and other goals;

      •
      each officer's individual performance against certain pre-established goals, as discussed in more detail below;

      •
      the scope and strategic impact of each executive officer's responsibilities;

      •
      our past business performance and future expectations;

      •
      our long-term goals and strategies;

      •
      the experience of each individual;

      •
      past compensation levels of each individual and of the executives as a group;

      •
      relative levels of pay among officers;

      •
      the amount of each element of compensation in the context of the executive officer's total compensation and other benefits;

      •
      for each executive officer, other than the President and CEO, the evaluations and recommendations of our President and CEO; and

      •
      the competitiveness of our compensation relative to the selected peer group companies and other survey data, which are described in detail below.

              Consideration of these factors is subjective; no relative weights or rankings are assigned to these factors (except as otherwise discussed in this CD&A).

              For the President and CEO's compensation, the Compensation Committee reviews and evaluates the performance of the President and CEO and recommends to the Board the individual elements of total compensation, considering, among other things, individual performance, experience, prior compensation levels, and our general performance objectives, as well as the compensation practices of peer companies and the markets where we compete for executive talent. The Board then must approve the President and CEO's compensation; the President and CEO may not be present during voting or deliberations on his compensation.

    Selection of Peer Companies/Benchmarking

              In August 2015, the Compensation Committee, upon advice received from ExeQuity, selected the companies that comprised our 2016 peer group through a screening process that considered publicly traded biopharmaceutical companies similar to us in size, market capitalization and stage of development. This review resulted in modifications from our 2015 peer group as described below. Following its engagement by the Compensation Committee, Frederic W. Cook, reviewed and advised our Compensation Committee that it agreed with the selection of companies that comprised our 2016 peer group.

              The median number of employees and market capitalization of the companies selected for our 2016 peer group was 124 employees and approximately $1.45 billion respectively. The number of employees at the companies in our 2016 peer group ranged from 19 to 438, and these companies had market capitalizations that ranged from approximately $370 million to $5.18 billion. We had 89 employees and a market capitalization of approximately $1.15 billion at the time of selection. Employee numbers were as of the most recently reported fiscal year-end and market capitalizations were the three month trailing average as of September 30, 2015. The table below depicts our 2016 peer group:

Amicus Therapeutics, Inc.	Dyax Corp.	Novavax, Inc.
Anacor Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.	PTC Therapeutics, Inc.
Celldex Therapeutics, Inc.	Keryx Biopharmaceuticals, Inc.	Raptor Pharmaceutical Corp.
Cempra, Inc.	Ligand Pharmaceutical Incorporated	Sage Therapeutics
Clovis Oncology, Inc.	Nektar Therapeutics	Sangamo BioSciences, Inc.

              The 2016 peer group reflects the following changes from our 2015 peer group: (i) the removal of Aegerion Pharmaceuticals, Inc., Hyperion Therapeutics Inc., Inovio Pharmaceuticals, Inc., NPS Pharmaceuticals, Inc. and Sunesis Pharmaceuticals, Inc. and (ii) the addition of Cempra, Inc., PTC Therapeutics, Inc. and Sage Therapeutics. The Compensation Committee concluded that these adjustments to the peer group were appropriate given changes in the size, market capitalization, stage of development and merger-and-acquisition activity of both the Company and potential peer companies.

              Using compensation data from these peer companies, the Compensation Committee establishes benchmarks for the purpose of evaluating appropriate compensation ranges for base salary, annual cash incentive targets and long-term equity incentives for each of our named executive officers.

Components of Compensation

              In summary, the compensation paid to our executive officers includes the following components:

Component	Purpose of Component
Base Salary	Provide our executive officers with a level of stability and certainty each year.
Annual Cash Incentive Awards	Motivate and reward executive officers for short-term individual and corporate performance.
Long-term Equity Incentives (Stock Options)	Motivate and reward executive officers for long-term corporate performance.
Align the interests of management and shareholders, thereby enhancing shareholder value.
Equity-based incentive to help attract, motivate, and retain talented employees.
Health, Welfare and Retirement Programs	Provide market competitive benefits to protect employees' and their covered dependents' health and welfare. Provide a program to foster retirement savings.
Severance and Change in Control Benefits

Discourage turnover and permit executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

              The components of our compensation program and compensation decisions for 2016 for each named executive officer are described in more detail below:

    Base Salary

              The Compensation Committee reviews and sets base salaries for executives, other than the President and CEO, on an annual basis during the first quarter of each year. The Board determines the base salary for our President and CEO based on the recommendation of our Compensation Committee.

              Our Board and Compensation Committee seek to establish and maintain base salaries for each position and level of responsibility that are competitive with those of executive officers in our peer group. When our compensation is benchmarked, our Compensation Committee reviews variances between the salary levels for each of our executive officers and those of the companies included in our peer group and determines, in its discretion, individual salary adjustments after considering the factors described above, although no relative weights or rankings are assigned to these factors. In setting the base salary for our executive officers other than our President and CEO, the Compensation Committee also considers the recommendations of our President and CEO.

              The base salaries for our named executive officers were adjusted as follows in 2016:

	Base Salaries
Name	Annual Rate Approved in 2015	Annual Rate Approved in 2016	% Increase
William H. Lewis	$505,000	$550,000	8.9%
Andrew T. Drechsler	$351,024	$379,106	8.0%
Eugene J. Sullivan	$400,000	$412,000	3.0%
Christine Pellizzari	$365,382	$394,613	8.0%
S. Nicole Schaeffer	$312,914	$322,301	3.0%

              Mr. Lewis, Mr. Drechsler, Dr. Sullivan, Ms. Pellizzari, and Ms. Schaeffer were given merit increases based on their performance in 2015.

    Annual Cash Incentives

              We maintain an annual cash incentive program for all of our employees to motivate and reward the attainment of annual corporate goals and individual goals. In establishing targets for the cash incentive awards for our executive officers, the Compensation Committee (and the Board in the case of our President and CEO) considers target annual cash incentive opportunities extended to executive officers in similar positions at companies included in our peer group.

              For 2016, target cash incentive award percentages were set at 60% of our President and CEO's base salary and 40% of base salary for each of Mr. Drechsler. Dr. Sullivan, Ms. Pellizzari, and

Ms. Schaeffer. The target percentages set for 2016 are comparable to the percentages set for the prior year for certain named executive officers, as reflected in the table below.

	Target Cash Incentive Award Opportunity as a Percentage of Base Salary
Name	2015	2016
William H. Lewis	60%	60%
Andrew T. Drechsler	40%	40%
Eugene J. Sullivan	40%	40%
Christine Pellizzari	40%	40%
S. Nicole Schaeffer	35%	40%

              For 2016, the Compensation Committee determined that the cash incentive award for our named executive officers other than Mr. Lewis would be determined by reference to both corporate and individual goals, with 75% tied to corporate goals and 25% tied to individual goals. Given Mr. Lewis's substantial influence on the overall performance of the Company, the Compensation Committee believes it is appropriate and in the best interests of our shareholders to continue to have Mr. Lewis's cash incentive award be based solely upon the achievement of corporate objectives, and the Board has concurred in this view. The Compensation Committee believes that including the achievement of individual goals as a component of our 2016 cash incentive award payouts is important to incent our non-CEO named executive officers as we continue to transform the Company from a development stage company into a commercial biopharmaceutical company.

              Payouts for corporate goals were based upon the product of each named executive officer's respective target award times an overall corporate multiplier (ranging between 0% and 200%), which was determined based on Company performance during 2016. For our non-CEO named executive officers, payouts for individual objectives were based upon the product of each named executive officer's respective target award times an individual multiplier (ranging between 25% and 150%), which was determined based on achievement of individual goals for 2016.

    Corporate Goals

              At the beginning of each year, management recommends annual corporate objectives to the Compensation Committee for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year. In the past, criteria for cash incentive awards for executive officers ranged from success in raising capital, to success in conducting clinical trials, obtaining U.S. Food and Drug Administration ("FDA") and European Medicines Agency ("EMA") approvals, entering into new and expanded collaborations, licensing, acquisitions, divestitures, and establishing and expanding our manufacturing capabilities.

              The Compensation Committee (and the Board, with respect to our President and CEO) approved the following corporate objectives and weightings for 2016:

Corporate Objectives	Weighting (% of Corporate Objectives)
Advance ARIKAYCE towards approval	60%
Identify and advance additional product candidates	25%
Advance infrastructure activities in preparation for commercialization	15%

Total	100%

              At that time, the Compensation Committee believed that these corporate objectives were challenging but attainable, and attainment was uncertain.

    Individual Goals

              In consultation with our named executive officers, Mr. Lewis established individual goals for each of our named executive officers at the beginning of 2016 that (i) were specific to each named executive officer's area of responsibility and (ii) supported our corporate objectives for 2016. These individual goals were then recommended to and approved by our Compensation Committee. At the time these goals were established, the Compensation Committee believed they were challenging but attainable, and attainment was uncertain.

              Mr. Drechsler's individual goals consisted of:

      •
      ensuring continued supply and quality from the technical operations function;

      •
      continuing to effectively lead the finance organization;

      •
      advancing corporate development objectives;

      •
      assisting senior management and committees to work together efficiently; and

      •
      identifying medium- and long-term capital needs throughout the year and establishing a forward looking budget that reflects and funds these priorities as needed.

              Dr. Sullivan's individual goals consisted of:

      •
      overseeing and directing the completion of screening in the CONVERT study;

      •
      driving an entrepreneurial spirit throughout direct reports; and

      •
      providing strategic input on corporate development programs.

              Ms. Pellizzari's individual goals consisted of:

      •
      managing all Board interactions as corporate secretary and being responsive to Board needs;

      •
      ensuring timely filing of all SEC required disclosures;

      •
      managing compliance build-out both in the U.S. and abroad; and

      •
      supporting peers and broader company personnel as they pursue key corporate goals (corporate development, CONVERT study full enrollment and EU approval/commercial launch).

              Ms. Schaeffer's individual goals consisted of:

      •
      leading the effective functioning and smooth operation of the entire organization from a human resources perspective;

      •
      evolving the bi-annual/quarterly off-site training and development to ensure employees remain productive and relevant to current challenges/needs;

      •
      continuing to evolve and improve reliability and ease of use of technology across the organization;

      •
      directing a focused program management function; and

      •
      supporting the Board, in particular the Compensation Committee.

              With input from the President and CEO, the Compensation Committee made a qualitative determination following the end of the year as to the level of achievement by each of our named executive officers other than our President and CEO with regard to his or her respective individual performance objectives.

    Determining Payouts of Annual Cash Incentives

              The Compensation Committee received benchmarking data and recommendations from Frederic W. Cook in evaluating the 2016 cash incentive awards for our named executive officers. When determining payouts for the annual cash incentives, the Board, with respect to our President and CEO, and the Compensation Committee, with respect to the other named executive officers, took into account our overall financial condition at the time and our performance against our annual corporate objectives. For bonuses related to our 2016 performance, the Compensation Committee determined that we achieved a cash bonus payout percentage of 100% on our overall performance against our corporate objectives. The following table provides a breakdown of how the Board, with respect to our President and CEO, and the Compensation Committee, with respect to our remaining named executive officers, determined that we performed against each of these corporate objectives during 2016:

Corporate Objectives	Weighting (% of Corporate Objectives)	Actual Performance	Actual % of Corporate Objectives Earned
Advance ARIKAYCE towards approval	60%	Achieved	60%
Identify and advance additional product candidates	25%	Exceeded	26%
Advance infrastructure activities in preparation for commercialization	15%	Partially Achieved	14%

Total	100%		100%

              Based upon our performance in fiscal 2016, including our achievement of the corporate goals summarized above, as well as the achievement of individual goals set by the Compensation Committee, our named executive officers earned the following cash incentive awards for 2016:

			Allocation of Bonus		Actual Bonus Achievement
Name	Base Salary	Target Bonus %	Corporate Goals	Individual Goals	Corporate Goals	Individual Goals	2016 Cash Bonus
William H. Lewis	$550,000	60%	100%	N/A	100%	N/A	$330,000
Andrew T. Drechsler	$379,106	40%	75%	25%	100%	100%	$151,700
Eugene J. Sullivan	$412,000	40%	75%	25%	100%	85%	$158,700
Christine Pellizzari	$394,613	40%	75%	25%	100%	130%	$169,700
S. Nicole Schaeffer	$322,301	40%	75%	25%	100%	100%	$129,000

    Long-term Equity Incentives

              One of the guiding principles of our compensation program is pay for performance, and we believe that a significant portion of our executives' compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. The Compensation Committee believes that equity-based compensation is a vital part of our compensation program as it creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our named executive officers and other key employees with those of our shareholders.

              In determining the equity compensation awards to grant to our named executive officers in 2016, the Board, with respect to our President and CEO, and the Compensation Committee, with respect to our remaining named executive officers, considered each named executive officer's role and performance, as described above, along with the advice of Frederic W. Cook, including information regarding comparative equity compensation awards received by the executives in our peer group. Based on these considerations, Messrs. Lewis and Drechsler, Dr. Sullivan, and Mmes. Pellizzari and Schaeffer received the following option awards in 2016:

Name	Date of Option Grant*	Number of Options Granted
William H. Lewis	1/7/2016	163,000
	5/19/2016	245,950
Andrew T. Drechsler	1/7/2016	50,000
	5/19/2016	75,150
Eugene J. Sullivan	1/7/2016	50,000
	5/19/2016	75,150
Christine Pellizzari	1/7/2016	50,000
	5/19/2016	75,150
S. Nicole Schaeffer	1/7/2016	50,000
	5/19/2016	75,150

    * Options granted on January 7, 2016 had an exercise price of $16.16, while options granted on May 19, 2016 had an exercise price of $10.85, the per-share closing price of our Common Stock on the relevant grant date. Shares of our Common Stock underlying these options will vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting on each sixth month anniversary thereafter until the fourth annual anniversary of the date of grant.

              The Board, with respect to our President and CEO, and the Compensation Committee, with respect to our remaining named executive officers, may also grant stock options from time to time in recognition of a named executive officer's expanded duties and responsibilities or continuing contributions to the Company's performance. No such option grants were made during 2016.

    Other Benefits

              We maintain several other benefit programs that are offered to all employees including executives on an equivalent basis, which include coverage for health insurance, dental insurance, life and disability insurance, and a 401(k) Plan. In 2015, we implemented a Company match with respect to our 401(k) Plan. In general, for each employee who contributes up to 3% of his or her eligible compensation, the Company will deposit a matching contribution of 100% of deferrals up to 3% of eligible compensation (subject to any maximum applicable limits under the IRS regulations). We do not have any defined benefit plans or non-qualified deferred compensation plans.

    Severance and Change in Control Benefits

              As discussed in further detail below, we entered into employment agreements with each of our named executive officers that, in addition to other items, provide for certain severance and change in control payments. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

    Other Compensation Considerations

              Section 162(m).    In general, under Section 162(m), we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers for any one calendar year. This deduction limitation does not apply, however, to certain "performance-based compensation" within the meaning of Section 162(m) and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m). However, we cannot assure you that all compensation will qualify for deductibility under Section 162(m), and we may, in our discretion, award non-deductible compensation.

COMPENSATION COMMITTEE REPORT*

              The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on the review and discussions with management of the CD&A, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in the Company's Annual Report.

THE COMPENSATION COMMITTEE

Alfred F. Altomari, Chairman
David R. Brennan
Myrtle Potter
Melvin Sharoky, M.D.

*
The foregoing report of the Compensation Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Exchange Act or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

Summary Compensation Table

              The following table sets forth information regarding compensation earned by the named executive officers in 2016, 2015, and 2014.

              To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: "Stock Awards," "Change in Pension Value," and "Nonqualified Deferred Compensation Earnings."

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William H. Lewis	2016	$550,000	—	$3,595,226	$330,000	$7,950	$4,483,176
President and	2015	$505,000	—	$2,379,360	$248,460	$7,950	$3,140,770
CEO	2014	$465,000	—	$1,197,465	$287,400	—	$1,949,865
Andrew T. Drechsler	2016	$379,106	—	$1,100,674	$151,700	$7,950	$1,639,430
Former Chief Financial	2015	$351,024	—	$880,026	$119,700	$7,950	$1,358,700
Officer	2014	$340,800	—	$718,479	$142,800	—	$1,202,079
Eugene J. Sullivan(5)	2016	$412,000	—	$1,100,674	$158,700	$22,380	$1,693,754
Chief Medical and	2015	$310,769	—	$1,843,782	$134,400	$43,561	$2,332,512
Scientific Officer	2014	—	—	—	—	—	—
Christine Pellizzari	2016	$394,613	—	$1,100,674	$169,700	$7,950	$1,672,937
General Counsel and	2015	$365,382	—	$880,026	$132,000	$7,950	$1,385,358
Corporate Secretary	2014	$354,740	—	$718,479	$148,700	—	$1,221,919
S. Nicole Schaeffer	2016	$322,301	—	$1,100,674	$129,000	$7,950	$1,559,925
Senior Vice President,	2015	$312,914	—	$806,691	$96,200	$7,950	$1,223,755
Human Resources and	2014	$303,800	—	$658,606	$106,400	—	$1,068,806
Corporate Services

(1)
Amounts in this column represent cash bonus compensation paid to each executive officer as determined in the discretion of the Compensation Committee and our Board.

(2)
Amounts in this column reflect grant date fair values of stock option awards granted during 2016, calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 8, "Stock-Based Compensation" of the consolidated financial statements in the Company's Form 10-K for the year ended December 31, 2016, regarding assumptions underlying valuation of all equity awards. The stock options granted expire ten years from the date of grant, and the exercise price typically equals the closing price of our Common Stock on the date of grant.

(3)
Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see "Components of Compensation—Annual Cash Incentives."

(4)
In 2015, we implemented a Company match with respect to our 401(k) plan. Amounts in this column partially represent contributions to each named executive officer's account pursuant to such plan. In 2015 and 2016, each of Messrs. Lewis and Drechsler, Ms. Pellizzari and Ms. Schaeffer received $7,950 pursuant to our 401(k) plan. In 2015, Dr. Sullivan received $7,000 pursuant to our 401(k) plan and an additional $36,561 for commuting and travel related expenses. In 2016, Dr. Sullivan received $7,950 pursuant to our 401(k) plan and an additional $14,430 for commuting and travel related expenses.

(5)
Dr. Sullivan's 2015 salary covers the period from his date of hire on March 23, 2015 through December 31, 2015. Dr. Sullivan's annual salary as of his hire date was $400,000.

2016 Grants of Plan-Based Awards

              The following table sets forth certain information regarding the annual cash incentive awards and stock option grants made to our named executive officers during the year ended December 31, 2016. No other plan-based awards were granted to any of our current or former named executive officers during 2016.

					Estimated Future Payouts Under Equity Incentive Plan
						All Other Stock Awards: Number of Shares of Restricted Stock Units (RSUs) (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)
									Grant Date Fair Value of Stock and Option Awards ($)(3)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)
William H. Lewis	—	—	$330,000	$660,000	—	—	—	—	—
President and Chief	1/7/2016	—	—	—	—	—	163,000	$16.16	$1,796,668
Executive Officer	5/19/2016	—	—	—	—	—	245,950	$10.85	$1,798,559
Andrew T. Drechsler	—	$9,478	$151,642	$284,330	—	—	—	—	—
Former Chief Financial	1/7/2016	—	—	—	—	—	50,000	$16.16	$551,125
Officer	5/19/2016	—	—	—	—	—	75,150	$10.85	$549,549
Eugene J. Sullivan	—	$10,300	$164,800	$309,000	—	—	—	—	—
Chief Medical and	1/7/2016	—	—	—	—	—	50,000	$16.16	$551,125
Scientific Officer	5/19/2016	—	—	—	—	—	75,150	$10.85	$549,549
Christine Pellizzari	—	$9,865	$157,845	$295,960	—	—	—	—	—
General Counsel and	1/7/2016	—	—	—	—	—	50,000	$16.16	$551,125
Corporate Secretary	5/19/2016	—	—	—	—	—	75,150	$10.85	$549,549
S. Nicole Schaeffer.	—	$8,058	$128,920	$241,726	—	—	—	—	—
Senior Vice President,	1/7/2016	—	—	—	—	—	50,000	$16.16	$551,125
Human Resources and	5/19/2016	—	—	—	—	—	75,150	$10.85	$549,549
Corporate Services

(1)
Constitutes threshold, target and maximum award opportunities for our named executive officers under our annual cash incentive program. See "Compensation Discussion and Analysis – Annual Cash Incentives" for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.

(2)
The amounts shown in this column reflect stock options granted to our named executive officers pursuant to our 2015 Incentive Plan. The vesting schedule for these grants is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(3)
Reflects grant date fair values of stock option awards granted during the applicable year, calculated in accordance with FASB ASC Topic 718, except the assumption of forfeitures is not made. See Note 8 of the consolidated financial statements in the Company's Form 10-K for year ended 2016 regarding assumptions underlying valuation of all equity awards.

Narrative Disclosure to Summary Compensation Table and 2016 Grants of Plan-Based Awards Table

    Employment Agreements

              Our employment agreements for our named executive officers and other officers generally provide for no fixed termination or other expiration dates. See "Potential Payments Upon Termination or Change in Control" for information regarding the terms of these agreements that would be relevant in the event of the executive's termination or upon a change in control.

              William H. Lewis.    On September 10, 2012, we entered into an employment agreement with Mr. Lewis under which he is entitled to an annual base salary, a target annual bonus opportunity equal to 50% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2016, Mr. Lewis's base salary was increased to $550,000 and his target bonus percentage remained consistent with the prior year at 60%.

              Andrew T. Drechsler.    On November 7, 2012, we entered into an employment agreement with Mr. Drechsler under which he is entitled to an annual base salary, a target annual bonus opportunity equal to 30% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2016, Mr. Drechsler's base salary was increased to $379,106 and his target bonus percentage remained consistent with the prior year at 40%. Mr. Drechsler announced his resignation in November 2016 and left the Company in March 2017.

              Eugene J. Sullivan.    On March 23, 2015, we entered into an employment agreement with Dr. Sullivan under which he is entitled to an annual base salary, a target annual bonus opportunity equal to 40% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2016, Dr. Sullivan's base salary was increased to $412,000 and his target bonus percentage remained consistent with the prior year at 40%.

              Christine Pellizzari. On July 29, 2013, we entered into an employment agreement with Ms. Pellizzari under which she is entitled to an annual base salary, a target annual bonus opportunity equal to 40% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2016, Ms. Pellizzari's base salary was increased to $394,613 and her target bonus remained consistent with the prior year at 40%. On September 26, 2016, we entered into an amended employment agreement with Ms. Pellizzari to revise certain terms of her employment agreement related to severance, as described in more detail below.

              S. Nicole Schaeffer. On January 2, 2013, we entered into an employment agreement with Ms. Schaeffer under which she is entitled to an annual base salary, a target annual bonus opportunity equal to 35% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2016, Ms. Schaeffer's base salary was increased to $322,301, and her target bonus was increased to 40%. On September 26, 2016, we entered into an amended employment agreement with Ms. Schaeffer to revise certain terms of her employment agreement related to severance, as described in more detail below.

Outstanding Equity Awards at 2016 Year End

              The following table sets forth certain information regarding the stock options held by each of our named executive officers as of December 31, 2016. None of our named executive officers held unvested RSUs as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
William H. Lewis	708,314	—	—	$3.40	09/10/2022(1)	—	—	—	—
	186,170	—	—	$4.55	09/28/2022(1)	—	—	—	—
	72,917	10,416	—	$12.44	05/23/2023(1)	—	—	—	—
	83,334	83,333	—	$12.44	05/23/2023(2)	—	—	—	—
	187,500	62,500	—	$14.24	10/31/2023(1)	—	—	—	—
	31,250	18,750	—	$20.49	01/10/2024(1)	—	—	—	—
	31,250	18,750	—	$12.58	06/02/2024(1)	—	—	—	—
	56,250	93,750	—	$22.76	05/21/2025(1)	—	—	—	—
	—	163,000	—	$16.16	01/07/2026(1)	—	—	—	—
	—	245,950	—	$10.85	05/19/2026(1)	—	—	—	—
Andrew T. Drechsler	150,000	—	—	$6.65	11/07/2022(1)	—	—	—	—
	—	25,000	—	$6.90	03/20/2023(2)	—	—	—	—
	26,250	3,750	—	$12.44	05/23/2023(1)	—	—	—	—
	18,750	11,250	—	$20.49	01/10/2024(1)	—	—	—	—
	18,750	11,250	—	$12.58	06/02/2024(1)	—	—	—	—
	5,625	9,375	—	$16.07	01/07/2025(1)	—	—	—	—
	16,875	28,125	—	$22.76	05/21/2025(1)	—	—	—	—
	—	50,000	—	$16.16	01/07/2026(1)	—	—	—	—
	—	75,150	—	$10.85	05/19/2026(1)	—	—	—	—
Eugene J. Sullivan	37,500	62,500	—	$19.47	03/26/2025(1)	—	—	—	—
	11,250	18,750	—	$22.76	05/21/2025(1)	—	—	—	—
	—	50,000	—	$16.16	01/07/2026(1)	—	—	—	—
	—	75,150	—	$10.85	05/19/2026(1)	—	—	—	—
Christine Pellizzari	112,500	37,500	—	$11.14	07/30/2023(1)	—	—	—	—
	18,750	11,250	—	$20.49	01/10/2024(1)	—	—	—	—
	18,750	11,250	—	$12.58	06/02/2024(1)	—	—	—	—
	5,625	9,375	—	$16.07	01/07/2025(1)	—	—	—	—
	16,875	28,125	—	$22.76	05/21/2025(1)	—	—	—	—
	—	50,000	—	$16.16	01/07/2026(1)	—	—	—	—
	—	75,150	—	$10.85	05/19/2026(1)	—	—	—	—
S. Nicole Schaeffer	5,601	10,625	—	$6.96	01/02/2023(1)	—	—	—	—
	35,000	5,000	—	$12.44	05/23/2023(1)	—	—	—	—
	12,500	12,500	—	$12.44	05/23/2023(2)	—	—	—	—
	17,187	10,313	—	$20.49	01/10/2024(1)	—	—	—	—
	17,187	10,313	—	$12.58	06/02/2024(1)	—	—	—	—
	5,156	8,594	—	$16.07	01/07/2025(1)	—	—	—	—
	15,469	25,781	—	$22.76	05/21/2025(1)	—	—	—	—
	—	50,000	—	$16.16	01/07/2026(1)	—	—	—	—
	—	75,150	—	$10.85	05/19/2026(1)	—	—	—	—

(1)
These stock options have a vesting schedule of 25% on the first anniversary of the date of grant and 12.5% on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(2)
Vesting for performance based option grants is as follows: exercisable with respect to one half of the shares subject to the option upon receipt of the first written acceptance of a new drug application ("NDA") or marketing authorization application ("MAA") filing from the FDA or EMA, as applicable; and with respect to the remaining one half of the shares subject to the option upon receipt of the first written approval of an NDA or MAA from the FDA or EMA. One-half of these options vested on February 26, 2015.

Option Exercises and Stock Vested During 2016

              The following table sets forth information with respect to stock options exercised by the named executive officers during the year ended December 31, 2016. Our named executive officers did not hold any stock awards that vested during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William H. Lewis	—	—	—	—
Andrew T. Drechsler	50,000	$395,421	—	—
Eugene J. Sullivan	—	—	—	—
Christine Pellizzari	—	—	—	—
S. Nicole Schaeffer	68,774	$343,215	—	—

Potential Payments Upon Termination or Change in Control

              Our named executive officers are entitled to payments and other benefits in connection with their termination under certain circumstances. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

              If Mr. Lewis's employment is terminated by us without cause or by Mr. Lewis for good reason within twelve months after a change in control of the Company, Mr. Lewis will receive payment of accrued obligations, a lump sum severance payment equal to two times the sum of his then annual base salary and target bonus, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, full vesting of all time-based vesting equity awards, and continuation for up to eighteen months of health benefits provided he elects continued coverage under COBRA. Should Mr. Lewis's employment be terminated by us without cause or by Mr. Lewis for good reason prior to the date of a change in control or more than one year after a change in control, he would be entitled to receive all of the foregoing benefits provided that his severance payment would instead be limited to one times his then annual base salary (payable over a twelve month period) and target bonus for the year of termination and his accelerated vesting would be limited to full vesting of all time-based equity awards granted at least one year prior to his termination date.

              Mr. Drechsler announced his resignation in November 2016 and left the Company in March 2017. Pursuant to the terms of his employment agreement, Mr. Drechsler received only payment of accrued obligations upon his departure. Under his employment agreement, if Mr. Drechsler's employment had been terminated by us without cause or by Mr. Drechsler for good reason within one year after a change in control of the Company, Mr. Drechsler would have received payment of accrued obligations, a lump sum severance payment equal to the sum of his then annual base salary, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, full vesting of all time-based vesting equity awards, and continuation for up to one year of health benefits provided he elected continued coverage under COBRA. Had Mr. Drechsler's employment been terminated by us without cause or by Mr. Drechsler for good reason prior to the date of a change in control or more than one year after a change in control, Mr. Drechsler would have been entitled to receive all of the foregoing benefits provided that his severance payment would have instead been limited to one-half of his then annual base salary (payable over a six month period), his equity award vesting would have been limited to an additional six months of vesting of all unvested time-based option equity awards held on his termination date, and his health benefits would have been limited to a continuation of up to six months provided he elected continued coverage under COBRA.

              If Dr. Sullivan's employment is terminated by us without cause or by Dr. Sullivan for good reason within one year after a change in control of the Company, Dr. Sullivan will receive payment of accrued obligations, a lump sum severance payment equal to the sum of his then annual base salary, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, full vesting of all time-based vesting equity awards, and continuation for up to one year of health benefits provided he elects continued coverage under COBRA. Should Dr. Sullivan's employment be terminated by us without cause or by Dr. Sullivan for good reason prior to the date of a change in control or more than one year after a change in control, Dr. Sullivan would be entitled to receive all of the foregoing benefits provided that his severance payment would instead be limited to one-half of his then annual base salary (payable over a six month period), his equity award vesting would be limited to an additional six months of vesting of all unvested time-based option equity awards held on his termination date, and his health benefits would be limited to a continuation of up to six months provided he elects continued coverage under COBRA.

              If Ms. Pellizzari's or Ms. Schaeffer's employment is terminated by us without cause or by Ms. Pellizzari or Ms. Schaeffer, respectively, for good reason within one year after a change in control of the Company, the departing executive will receive payment of accrued obligations, a lump sum severance payment equal to the sum of her then annual base salary, a pro-rata portion of her annual target bonus based on actual performance for the year of termination, full vesting of all time-based equity awards, and a continuation of up to one year of health benefits provided she elects continued coverage under COBRA. Should Ms. Pellizzari's or Ms. Schaeffer's employment be terminated by us without cause or by the departing executive for good reason prior to the date of a change in control or more than one year after a change in control, the departing executive would be entitled to receive all of the foregoing benefits provided that her severance payment would instead be payable over a twelve month period and her equity award vesting would be limited to accelerated vesting of stock options that would otherwise have vested within 12 months following her termination date.

              For purposes of the employment agreements, the term "cause" generally includes:

  (a)
  a conviction of the executive, or a plea of nolo contendere, to a felony involving moral turpitude;

  (b)
  willful misconduct or gross negligence by the executive resulting, in either case, in material economic harm to the Company or any related entities;

  (c)
  a willful failure by the executive to carry out the reasonable and lawful directions of the Board and failure by the executive to remedy such willful failure within 30 days after receipt of written notice of same, by the Board;

  (d)
  fraud, embezzlement, theft or dishonesty of a material nature by the executive against the Company or any related entity, or a willful material violation by the executive of a policy or procedure of the Company or any related entity, resulting, in any case, in material economic harm to the Company or any related entity; or

  (e)
  a willful material breach by the executive of his or her employment agreement and failure by the executive to remedy the material breach within 30 days after receipt of written notice of same, by the Board.

              For purposes of the employment agreements, the term "good reason" generally includes:

  (a)
  a material diminution in the executive's base compensation;

  (b)
  a material diminution in the executive's authority, duties, or responsibilities;

  (c)
  a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report;

  (d)
  the Company's or related entity's requiring the executive to be based at any office or location outside of 50 miles from the location of employment or service as of the effective date of his or her employment agreement, except for travel reasonably required in the performance of the executive's responsibilities; or

  (e)
  any other action or inaction that constitutes a material breach by the Company of the executive's employment agreement.

              For purposes of the employment agreements, the term "change in control" generally includes:

  (a)
  the acquisition by another person of beneficial ownership of 40% or more of our Common Stock;

  (b)
  a proxy contest that results in the replacement of a majority of the members of our Board;

  (c)
  a merger after which our shareholders own less than 60% of the surviving corporation's stock; or

  (d)
  approval by our shareholders of a complete liquidation or dissolution of our Company.

              To protect our business and goodwill, for a period of twelve months after the termination of an executive's employment with us, each executive has agreed that he or she will not:

  1.
  engage in any activity in material competition with the business in which we engaged while the executive was employed by us;

  2.
  directly or indirectly recruit or solicit any person who is then our employee or was our employee at any time within six months prior to such solicitation; or

  3.
  solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of our clients or customers, or prospective clients or customers.

              The severance benefits that executives may be entitled to receive under these agreements and other benefits that the executives are entitled to receive under other plans, may constitute parachute payments that are subject to the "golden parachute" rules of Section 280G of the Code and the excise tax of Code Section 4999. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the executives to receive a greater net after tax amount than the executives would receive absent a reduction. All severance benefits are also subject to the execution and non-revocation of a general release of claims against the Company.

              The table below summarizes the hypothetical payments that could have been incurred by us with respect to each of the named executive officers assuming that a qualified termination under the applicable agreement had occurred on December 31, 2016 as a result of termination without cause or for good reason during the one-year period immediately following a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$1,760,000	$330,000	$37,376	$605,777	$2,733,153
Andrew T. Drechsler	$379,106	$151,642	$24,917	$189,132	$744,798
Eugene J. Sullivan	$412,000	$164,800	$24,917	$178,857	$780,574
Christine Pellizzari	$394,613	$157,845	$24,917	$264,545	$841,920
S. Nicole Schaeffer	$322,301	$128,920	$11,352	$256,129	$718,702

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes salary for two years plus the target bonus for two years. The cash severance figures for Mr. Drechsler, Dr. Sullivan, Ms. Pellizzari, and Ms. Schaeffer includes salary for one year.

(2)
The value used in the table assumes the full target bonus for the year.

(3)
The value represents the acceleration of all time-based equity awards outstanding as of December 31, 2016. Values shown are equal to the number of stock options multiplied by the difference between the $13.23 closing price of our Common Stock on December 30, 2016, as reported by Nasdaq Capital Market, and the exercise price of the options.

              The table below summarizes the hypothetical payments that could have been incurred by us with respect to each of the named executive officers assuming that a qualified termination under the applicable agreement had occurred on December 31, 2016 as a result of termination without cause or for good reason prior to the date of a change in control or following the one-year period after a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$880,000	$330,000	$37,376	$20,416	$1,267,792
Andrew T. Drechsler	$189,553	$151,642	$12,459	$50,114	$403,768
Eugene J. Sullivan	$206,000	$164,800	$12,459	$44,714	$427,973
Christine Pellizzari	$394,613	$157,845	$24,917	$150,321	$727,696
S. Nicole Schaeffer	$322,301	$128,920	$11,352	$142,109	$604,682

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis consists of salary for one year plus target bonus for one year, while the figures for Ms. Pellizzari and Ms. Schaeffer consist of their respective base salaries for one year. The cash severance figures for Mr. Drechsler and Dr. Sullivan consist of salary for six months.

(2)
The value used in the table assumes the full target bonus for the year.

(3)
For Mr. Lewis, the value represents the acceleration of all time-based vesting equity outstanding as of December 31, 2016 granted at least one year prior to the termination date. For Mr. Drechsler and Dr. Sullivan, the value represents an additional six months of vesting of their respective outstanding time-based option awards as of December 31, 2016. For Ms. Pellizzari and Ms. Schaeffer, the value represents accelerated vesting of stock options that would have otherwise vested within 12 months following the termination date. Values shown are equal to the number of stock options multiplied by the difference between the $13.23 closing price of our Common Stock on December 30, 2016, as reported by Nasdaq Capital Market, and the exercise price of the options.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              The Compensation Committee is comprised entirely of independent directors and none of our executive officers served on the Compensation Committee or on the board of any company that employed any member of our Compensation Committee or our Board during the year ended December 31, 2016.

DIRECTOR COMPENSATION

              Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Our Board is currently compensated through a combination of fees, in the form of cash retainers, and equity awards, in the form of RSUs. Our approach to Board compensation is intended to align our non-employee director compensation practices with the best interests of our shareholders. For example, we have share ownership guidelines in place for our non-employee directors, with a target share ownership of three times the amount of each director's annual retainer that should be achieved within five years after the adoption of the guidelines or first appointment to the Board, whichever is later. As of the Record Date, all of our non-employee directors who had been on the Board for at least five years held shares exceeding the share ownership guidelines. Mr. Lewis is a director and an executive officer of the Company. He receives no additional compensation for serving on the Board. Our share ownership guidelines for Mr. Lewis are described under "CD&A– Corporate Governance Perspectives on our Executive Compensation Program" above. No other director is an employee of the Company.

Fees Earned or Paid in Cash

              Our non-employee directors are paid quarterly retainer fees for their service on the Board. Our non-employee directors are not compensated for attending individual meetings of the Board on a per-meeting basis. During 2016, each non-employee director was paid quarterly retainer fees totaling $40,000 annually, except for Mr. Hayden who, as the Chairman of the Board, was paid quarterly retainer fees totaling $80,000 annually. The Chairman of the Nominations and Governance Committee was paid an additional annual fee of $10,000. The Chairman of the Compensation Committee was paid an additional annual fee of $15,000. The Chairman of the Audit Committee was paid an additional annual fee of $20,000. Annual retainer fees for non-chair committee members were paid as follows: members of the Nominations and Governance Committee, $5,000; members of the Compensation Committee, $5,000; and members of the Audit Committee, $10,000. These annual fees were paid quarterly.

Grant of Restricted Stock Units

              During 2016, each non-employee director, received an annual equity-based grant with a grant date value of approximately $138,251 in the form of RSUs. The RSUs vest on the first anniversary of the date of the award, provided that the director attends at least 75% of the meetings of the Board during the year in which the award is made.

Other

              We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings. We also provide director and officer insurance for all directors.

              The following table sets forth a summary of the compensation we paid to our non-employee directors in 2016.

              To improve readability, only the columns "Fees Earned or Paid in Cash," "Stock Awards," and "Total" have been included in the table, all other columns have been removed as there is no reportable information with respect to those compensation items.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Total
Alfred F. Altomari	$65,000	$138,251	$203,251
David R. Brennan	$45,000	$138,251	$183,251
Steinar J. Engelsen, M.D.	$60,000	$138,251	$198,251
Donald J. Hayden Jr.	$85,000	$138,251	$223,251
David W.J. McGirr	$60,000	$138,251	$198,251
Myrtle Potter	$45,000	$138,251	$183,251
Melvin Sharoky, M.D.	$50,000	$138,251	$188,251

(1)
Amounts in this column reflect grant date fair values of stock awards granted during 2016, calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 8, "Stock-Based Compensation" of the consolidated financial statements in the Company's Form 10-K for December 31, 2016 regarding assumptions underlying valuation of all equity awards.

(2)
Each director received a grant of 12,742 RSUs in May 2016. As of December 31, 2016, each of our current directors held 12,742 unvested RSUs.

(3)
No option awards were granted to our directors in 2016. As of December 31, 2016, Mr. Hayden held 85,000 outstanding stock options. None of our other non-employee directors held options as of that date.

 PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

              In Proposal 2, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 3, we are asking our shareholders to cast a non-binding advisory vote regarding the frequency of future advisory votes on the compensation of our named executive officers. Shareholders may vote for a frequency of every one, two, or three years, or may abstain from voting.

              Our board of directors believes that a triennial executive compensation advisory vote, which our shareholders supported at the 2011 Annual Meeting of Shareholders, is the best approach for the Company based on a number of considerations, including the following:

      •
      A significant portion of the Company's executive compensation program is designed to reward performance over a multi-year period. Advisory votes should occur over a similar time frame and correlate with longer term business planning cycles. An annual vote on pay practices would tend to shift the focus to short term financial results that may not be in the interest of long-term value creation for shareholders.
      •
      The Company's compensation program ties a substantial portion of the compensation provided to our named executive officers to long-term equity based incentive awards.
      •
      The Company's compensation philosophy has been consistently applied for an extended period, and the compensation program does not typically change materially from year-to-year. We believe that our compensation program includes an appropriate mix of short-term and long-term incentives evaluated against a peer group of publicly-traded companies.
      •
      A three-year vote cycle allows sufficient time for the Compensation Committee to review and respond to shareholders' views on executive compensation and to implement changes, if necessary, to the executive compensation program.
      •
      A triennial vote provides shareholders with sufficient time to evaluate, in a thoughtful and informed manner, the effectiveness of both short-term and long-term compensation strategies and related business outcomes.
      •
      Other mechanisms, such as requirements for shareholder approval of employee stock plans and other compensation related matters, allow shareholders to provide input on an ongoing basis, including in years when advisory votes on named executive officer compensation do not occur.

Vote Required for Approval of this Proposal

              Shareholders have the choice of voting for advisory votes on named executive officer compensation to occur once every one, two or three years, or abstaining from the vote. The choice receiving the highest number of votes will be given due regard by, but will not be binding on, the Board of Directors. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. However, the Board will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory shareholder vote on the compensation of its named executive officers.

Recommendation

              THE BOARD RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, FOR A SHAREHOLDER VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION TO TAKE PLACE EVERY THREE YEARS.

 PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information Relative to Ratification of Independent Registered Public Accounting Firm

              The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2017. Shareholder ratification of our independent registered public accounting firm is not required under Virginia law, our Articles of Incorporation or our Bylaws. However, the Board is submitting the appointment of Ernst & Young to our shareholders for ratification as a matter of good corporate governance. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

              The principal function of Ernst & Young is to audit our consolidated financial statements and attest on the effectiveness of our internal control over financial reporting and, in connection with these audits, to review certain related filings submitted to the Securities and Exchange Commission and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two years for professional services rendered by Ernst & Young, as well as information relating to the Audit Committee's pre-approval policies and procedures, are detailed in the "Audit Committee Report and Independent Auditor Fees."

Vote Required for Approval of Proposal

              Ratification of the appointment of Ernst & Young as the Company's independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of a majority of the votes properly cast, in person or by proxy, at the Annual Meeting. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome. If your shares are held in street name, your broker or agent has discretionary authority to vote shares held through it in the absence of your instruction regarding how such shares should be voted.

              In the event that a majority of the votes cast are against the ratification of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2017, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

Recommendation

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL NO. 5

APPROVAL OF THE 2017 INCENTIVE PLAN

Introduction

              The 2017 Incentive Plan was adopted by our Board on April 3, 2017, subject to the approval of our shareholders. The purpose of the 2017 Incentive Plan is to advance the interests of the Company by aligning the individual interests of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, to the interests of Company shareholders and by providing such individuals with an incentive to continue working toward and contributing to the success and progress of the Company.

              The 2017 Incentive Plan, if approved, will provide for the issuance of 5,000,000 shares, plus any shares that were subject to outstanding awards under the 2015 Incentive Plan and the 2013 Incentive Plan, as of the effective date of the 2017 Incentive Plan, that are cancelled, terminate unearned, expire, are forfeited, lapse for any reason or are settled in cash without the delivery of shares. If the 2017 Incentive Plan is approved, no additional awards will be granted under the 2015 Incentive Plan, which is the only incentive plan under which incentive awards are currently granted.

Timing of Proposal

              There are a number of reasons why we are seeking approval of the 2017 Incentive Plan at this time. The last time we had our shareholders approve a long-term equity incentive plan was in 2015, and the Company currently administers its equity-based compensation programs under the 2015 Incentive Plan. The 2015 Incentive Plan has served us well, but the 2017 Incentive Plan reflects changes to certain provisions of the 2015 Incentive Plan that are intended to be in the best interests of the Company and our shareholders, including changes to reflect certain governance-related best practices. At the time we originally proposed our 2015 Incentive Plan for approval by our shareholders, we anticipated that the number of shares then being made available under the plan would be sufficient to fund the Company's equity-based compensation grants to current employees and new hires for the following 12 to 18 months. In fact, the 2015 Incentive Plan's initial share reserve has sufficed for a longer period than we originally anticipated, which we believe reflects our discipline in managing our dilution while still providing appropriate incentives to our employees and directors.

              If the 2017 Incentive Plan is not approved, we will have remaining only approximately 1,400,467 shares available for future grant under the 2015 Incentive Plan (plus any shares that might be returned to the 2015 Incentive Plan as a result of future cancellations, expirations and forfeitures), based on awards outstanding as of the Record Date, and thereafter will not be able to grant additional equity incentives under the 2015 Incentive Plan. We continue to actively progress our CONVERT trial and further our preparations for commercialization, assuming regulatory approval, of ARIKAYCE in the U.S., Europe, Canada and Japan. Due to these and other expected activities that we consider instrumental to attaining our corporate goals, we anticipate that our equity-based compensation needs will soon exceed the remaining shares available under the 2015 Incentive Plan. To address this concern, the Board adopted the 2017 Incentive Plan and strongly recommends that our shareholders approve the 2017 Incentive Plan.

Why You Should Vote for the 2017 Incentive Plan

              Equity-based compensation is a vital part of our compensation program for our employees, including our named executive officers, and our non-employee directors. Equity-based compensation creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our employees and directors with those of our shareholders. We have traditionally granted stock options to new hires in connection with their commencement of employment and stock options, as well as other forms of equity-based compensation, to key employees as part of their ongoing compensation packages. We believe that providing additional stock option grants beyond an initial new hire grant provides management and other key employees with a strong link to long-term corporate performance and the creation of shareholder value, as well as providing continued retention via long-term and milestone driven vesting. In addition, we grant RSUs to non-employee directors annually as part of their compensation for service on the Board.

              The Board currently intends that the 5,000,000 shares requested under the 2017 Incentive Plan will be sufficient to fund the Company's semi-annual stock option grants to current employees as well as stock option grants to new hires for at least the next two years, which it believes appropriate taking into account the current phase of the Company's development as it progresses towards commercialization. In determining the appropriate number of shares to request, the Board considered a dilution and overhang analysis prepared by PAG. Upon a review of the remaining shares available for grant under our 2015 Incentive Plan, the anticipated need for future equity award issuances, and after consultation with PAG, the Board approved the 2017 Incentive Plan and the share pool authorized for issuance thereunder, to ensure that we have sufficient equity plan capacity to continue to provide our eligible employees and directors with appropriate equity-based incentives.

              The Board believes that the 2017 Incentive Plan is necessary and important to ensure that we have a sufficient share reserve to grant equity incentives at levels deemed appropriate by the Compensation Committee and the Board. We believe that providing competitive equity awards is critical in attracting and retaining talent as we progress towards commercialization. Without the 2017 Incentive Plan, we may not be able to attract and provide long-term incentives to new executives and other professional talent that we may need to achieve our research and development goals and, assuming regulatory approval, to maximize the revenue potential of our products through effective introduction and commercialization.

    Key Considerations for Requesting Additional Shares

              In determining the number of shares to be authorized under the 2017 Incentive Plan, the Board considered the following principal factors:

      •
      Number of Shares Available for Grant under Existing Plans:  As of the Record Date, 1,400,467 shares remained available for issuance under the 2015 Incentive Plan.

      •
      Burn Rate:  Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding shares. For 2016, 2015, and 2014, our burn rate was 3.4%, 2.4%, and 2.5%, respectively. The rates were calculated by dividing the number of shares subject to awards granted during the year net of forfeitures and cancellations by the weighted average number of shares outstanding during the year. We have been advised by PAG that our average annual burn rate of 2.8% over this three-year period is considered reasonable by most institutional shareholders.

      •
      Overhang. As of December 31, 2016, 7,205,900 shares were subject to outstanding awards resulting in an overhang of 10.4%. This is in line with the overhang of our peer group and therefore the Board believes that a 5,000,000 share authorization under the 2017 Incentive Plan is appropriate at this time to allow us to grant awards with the intent of maintaining a similar overhang for the next one or two years.

    Key Features Designed to Protect Shareholders' Interests

              The Board of Directors believes the use of equity-based incentive awards aligns participants' interests with those of our shareholders. The 2017 Incentive Plan's design reflects our commitment to strong corporate governance and our desire to preserve shareholder value as demonstrated by the following Plan features:

      •
      Shareholder Approval Required for Additional Shares. The 2017 Incentive Plan does not contain an "evergreen" provision that automatically increases the number of shares authorized for issuance under the plan.

      •
      One-Year Minimum Vesting. Awards granted under the 2017 Incentive Plan are subject to a vesting period of at least one year, except for substitute awards issued in connection with acquisitions and awards that vest in connection with certain acceleration events. The administrator also has the authority to use up to 500,000 shares pursuant to awards that are not subject to the minimum vesting requirement.

      •
      No Payment of Dividends Prior to Vesting. Participants who are eligible to receive dividends or dividend equivalents with respect to their awards under the 2017 Incentive Plan may not be paid such dividends or dividend equivalents before their award vests.

      •
      No Liberal Share Recycling. Shares that are tendered, delivered or withheld to satisfy any option exercise price or tax withholding obligation are not again available for issuance under the plan. Additionally, shares covered by a stock-settled stock appreciation right ("SAR") that were not issued upon full settlement are also not returned to the plan's share pool.

      •
      Limits on Awards. The 2017 Incentive Plan limits the size of equity-based awards that may be granted during any one year to any one participant.

      •
      Limits on Full Value Awards.  The 2017 Incentive Plan limits the number of shares of Common Stock available for full value share awards payable in the form of Common Stock by providing that each share issued pursuant to one of these types of awards reduces the number of shares available for grant by 1.25 shares.

      •
      No Discounted Awards; Maximum Term Specified. Stock options and SARs must have an exercise price no less than the closing price per share on the date the award is granted (except with respect to certain substitute awards) and a term no longer than ten years' duration unless, at the time of its scheduled expiration, a modest extension of 30 days is otherwise required by applicable law.

      •
      No Repricing; Reloading Prohibited. Shareholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

      •
      Performance Awards.  Under the 2017 Incentive Plan, the Compensation Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under Section 162(m). The plan also permits grants of other performance-based awards that are not intended to so qualify under Section 162(m).

      •
      No Liberal Change in Control Provisions. The definition of change in control in our 2017 Incentive Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur merely on the approval of a transaction by our Board of Directors or shareholders.

      •
      No Transfers for Value. Participants are not permitted to transfer awards for value under the 2017 Incentive Plan.

      •
      Recoupment Policy. The administrator may subject any participant or any award (including the shares issuable thereunder) to the Company's recoupment, clawback or other forfeiture policies, as maintained by the Company from time to time.

              The administrator has full discretion to determine the number of shares subject to awards to be granted to participants under the 2017 Incentive Plan, subject to an annual limitation on the total number of shares subject to awards granted to any one person and other applicable terms of the plan. No awards have been granted contingent upon shareholder approval of the 2017 Incentive Plan.

Section 162(m)

              The Board believes that it is in our best interests and the best interests of our shareholders to provide for an equity incentive plan under which incentive awards made to our executive officers can qualify for deductibility by us for federal income tax purposes. Accordingly, the 2017 Incentive Plan has been structured in a manner that allows us to grant awards intended to satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our CEO or any of our three other most highly compensated executive officers (other than our Chief Financial Officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms under which the compensation is to be paid, including the performance goals under which compensation may be paid, be disclosed to and approved by the majority vote of our shareholders. Because of the fact-based nature of the "qualified performance-based compensation" exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that performance-based awards under the 2017 Incentive Plan will qualify for the "qualified performance-based compensation" exemption from the Section 162(m) deduction limitation. In addition, the administrator has the discretion to make awards that are not intended to qualify for the "qualified performance-based compensation" exemption under Section 162(m).

              If we do not satisfy the disclosure and approval requirement or the other requirements of Section 162(m), we may be unable to deduct compensation in excess of the $1,000,000 threshold. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2017 Incentive Plan, each of these aspects is discussed below, and shareholder approval of the 2017 Incentive Plan will be deemed to constitute approval of each of these aspects of the 2017 Incentive Plan for purposes of the approval requirements of Section 162(m).

2017 Incentive Plan Summary

              The following is a description of the material features of the 2017 Incentive Plan. The following discussion is qualified in all respects by reference to the full text of the plan attached as Appendix A. The term "employees" in the following discussion is used to refer to officers and directors and other employees of the Company and its affiliates, where applicable.

Purpose and Eligibility

              The purpose of the 2017 Incentive Plan is to advance the interests of the Company by aligning the individual interests of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, to the interests of Company shareholders and by providing such individuals with an incentive to continue working toward and contributing to the success and progress of the Company. Employees of the Company and its affiliates, members of the Board, and other non-employee advisors or service providers will be eligible to be considered for the grant of awards under the 2017 Incentive Plan. As of the Record Date, approximately 7 nonemployee directors, 6 executive officers and 164 other employees of the Company were so eligible.

Shares Subject to the 2017 Incentive Plan and to Awards

              The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2017 Incentive Plan is 5,000,000, plus any shares of Common Stock subject to outstanding awards under the 2015 Incentive Plan or the 2013 Incentive Plan, as of May 18, 2017, that, after such date, are canceled, terminate unearned, expire, are forfeited or lapse for any reason or are settled in cash without the delivery of shares. Shares of Common Stock issued under the 2017 Incentive Plan may either be authorized and unissued shares or previously issued shares acquired by the Company, including shares purchased in the open market. The number of shares of Common Stock available for issuance under the 2017 Incentive Plan will be reduced by (i) one share for each share of Common Stock subject to a stock option or SAR with an exercise or strike price of at least 100% of the fair market value of the underlying Common Stock on the date of grant, and (ii) 1.25 shares for each share of Common Stock subject to a full value award (i.e., any stock award that is not a stock option or SAR with an exercise or strike price of at least 100% of the fair market value of the underlying Common Stock on the date of grant).

              The number of shares of Common Stock available for issuance under the 2017 Incentive Plan will be increased to the extent that an award under the 2017 Incentive Plan (or any award under the 2015 Incentive Plan or the 2013 Incentive Plan that is outstanding as of the effective date of the 2017 Incentive Plan) is canceled, terminates unearned, expires, is forfeited, or lapses for any reason, or such an award is settled in cash without the delivery of shares to a participant, such that any shares of Common Stock subject to any such award will again be available for the grant of an award pursuant to the 2017 Incentive Plan. Shares will not again be available for issuance under the plan if they are tendered in payment of an option exercise price or delivered or withheld to satisfy any tax withholding obligation. Additionally, shares covered by a stock-settled SAR that are not issued upon full settlement will also not again be available for issuance under the plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards under the 2017 Incentive Plan will not be counted against the shares available for issuance under the 2017 Incentive Plan. Any shares of Common Stock with respect to awards issued under the 2017 Incentive Plan (or an award issued under the 2015 Incentive Plan or the 2013 Incentive Plan) that again become available for future grants will be added back to the share pool (i) as one share for each share of Common Stock subject to a stock option or SAR, and (ii) as 1.25 shares for each share of Common Stock subject to a full value award, provided, that awards issued under the 2015 Incentive Plan or the 2013 Incentive Plan will be considered full-value awards if they would have been full-value awards if issued under the 2017 Incentive Plan and added back to the share pool as one share in all other cases.

              The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options ("ISOs") granted under the 2017 Incentive Plan will not exceed 5,000,000. The aggregate number of shares of Common Stock subject to awards granted under the 2017 Incentive Plan during any calendar year to any one participant may not exceed 1,500,000. The maximum cash amount payable pursuant to the portion of an incentive bonus granted in any calendar year to any participant that is intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) will not exceed $5,000,000.

              Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines will not reduce the shares authorized for issuance under the 2017 Incentive Plan or authorized for grant to a participant during a calendar year. In addition, in the event that a company acquired by the Company, or with which the Company combines, has shares available under a shareholder-approved, pre-existing equity compensation plan, not adopted in contemplation of such acquisition or combination the shares available for grant pursuant to such pre-existing plan (as adjusted in connection with such acquisition or combination) may be used for awards under the 2017 Incentive Plan and will not reduce the shares authorized for issuance under the 2017 Incentive Plan, provided that the awards using such available shares will not be made after the last day awards could have been made under the terms of the pre-existing plan and will only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

Administration

              The 2017 Incentive Plan will be administered by the Compensation Committee, or, in the absence of the Compensation Committee, the Board itself. Any power of the administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause an award intended to qualify as "qualified performance-based compensation" under Section 162(m) not to qualify for such treatment; in such case, the 2017 Incentive Plan will be administered by a committee comprised solely of two or more outside directors in accordance with Section 162(m). To the extent that any permitted action taken by the Board conflicts with action taken by the administrator, the Board action will control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the administrator is authorized and empowered to do or perform under the 2017 Incentive Plan; provided, however, that such authorization must specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority, and provided further that in no event may an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the individuals who are subject to Section 16 of the Exchange Act or have the title of Vice President or above. Additionally, no such officer may grant any awards to himself or herself. The administrator may also delegate any or all aspects of the day-to-day administration of the 2017 Incentive Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents. However, no delegation will be made that would cause an award intended to qualify as "qualified performance-based compensation" under Section 162(m) not to qualify for such treatment.

              Subject to the provisions of the 2017 Incentive Plan, the administrator has the authority to select the participants to receive awards and to grant such awards and to determine the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Company of specified performance criteria. All decisions, determinations and interpretations by the administrator are final and binding on all participants and all other persons holding or claiming rights under the plan or any award granted thereunder.

Awards

              The 2017 Incentive Plan authorizes the grant of awards of stock options, SARs, restricted stock, RSUs and incentive bonuses. Any award may be subject to performance conditions as determined by the administrator. The terms of awards will be determined by the administrator and set forth in an award agreement. The terms of any awards may vary among participants. Subject to the provisions of the 2017 Incentive Plan, the administrator will specify before, at or after the time of grant the provisions governing the effects upon an award of a separation from service or other termination of employment. Unless otherwise provided in the award agreement, unvested awards will be forfeited immediately if a participant terminates his or her employment with the Company for any reason.

Participants will not have any rights as a shareholder with respect to shares covered by an award until the date the participant becomes the holder of record of such shares. Awards granted under the plan are subject to a minimum vesting period of one year, except in the case of substitute awards issued in connection with acquisitions or awards that vest in connection with certain acceleration events. Additionally, the administrator has the authority to grant up to 500,000 shares of Common Stock pursuant to awards that are not subject to this minimum vesting requirement. With respect to awards that entitle a participant to dividends or dividend equivalents, in no event may such dividends or dividend equivalents, if any, be paid to the participant prior to the vesting of the award.

              Stock Options.    Stock options granted under the 2017 Incentive Plan may be either non-qualified stock options or ISOs under Section 422 of the Code. The exercise price of any stock option granted, other than substitute awards, may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant (provided that the exercise price of an ISO granted to a participant who owns stock possessing more than 10 percent of the combined voting power of all classes of the Company's stock (a "10% Shareholder") will be at least 110% of the fair market value on such date). The option exercise price is payable in cash or such other method as determined by the administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise. Vesting may be based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of a stock option will in no event be greater than ten years (or, for an ISO granted to a 10% Shareholder, five years), provided that the term of a non-qualified stock option will be automatically extended if, at the time of its scheduled expiration, the participant holding such option is prohibited by law or by the Company's insider trading policy from exercising such option. Any such extension will expire on the 30th day following the date such prohibition no longer applies.

              Other than in connection with a change in the Company's capitalization, at any time when the exercise price of an option is above the fair market value of a share of Common Stock, the Company may not, without shareholder approval, (i) reduce the exercise price of such option, (ii) exchange such option for cash, another award or a new option or SAR with a lower exercise or base price or (iii) otherwise reprice such option. Options may not be granted under the 2017 Incentive Plan in consideration for, and will not be conditioned upon the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under, any other option. Holders of a stock option will have no voting rights or rights to receive dividends or dividend equivalents with respect to their stock option until they become the holder of record of the underlying shares.

              As of April 3, 2017, the fair market value of a share of our Common Stock, determined by the last reported sale price per share on that date as quoted on the Nasdaq Capital Market, was $17.40.

              Stock Appreciation Rights.    A SAR entitles the participant, upon settlement, to receive a payment based on the excess of the aggregate market price of a specified number of shares of Common Stock at the time of the exercise over the exercise price of the right. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of our Common Stock on the date of grant. A SAR granted in tandem with a stock option will have a base price equal to the exercise price of the stock option to which it relates. The administrator will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Other than in connection with a change in the Company's capitalization, at any time when the exercise price of a SAR is above the fair market value of a share of Common Stock, the Company may not, without shareholder approval (i) reduce the exercise or base price of such SAR, (ii) exchange such SAR for cash, another award or a new option or SAR with a lower exercise or base price or (iii) otherwise reprice such SAR. Holders of a SAR will have no voting rights or rights to receive dividends or dividend equivalents with respect to their SAR until they become the holder of record of the underlying shares.

              Restricted Stock and Restricted Stock Units.    The grant, issuance, retention, vesting and/or settlement of any restricted stock or RSU award will occur at such time and be subject to such terms and conditions as determined by the administrator or under criteria established by the administrator, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions.

              Participants who receive restricted stock will be entitled to receive all dividends and other distributions paid with respect to those shares unless determined otherwise by the administrator. The administrator will determine whether such dividends or distributions will be automatically reinvested in additional restricted stock and/or subject to the same restrictions as the underlying restricted stock, or whether such dividends or distributions will be paid in cash. Unless otherwise set forth in the award agreement, prior to the time shares are issued to a participant under an RSU, the Company will pay or accrue dividend equivalents on each date that dividends are paid, and such dividend equivalents will be paid at the time specified in the award agreement. Notwithstanding the foregoing, no dividends or dividend equivalents will be paid before an award vests or during the performance period with respect to unearned awards of restricted stock or RSUs that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on awards subject to performance-based vesting criteria will become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or RSUs have been earned. Unless otherwise determined by the administrator, participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the period of restriction. Participants holding RSUs will not have voting rights with respect to the underlying shares until they become the holder of record of the underlying shares.

              Incentive Bonuses.    Participants may be provided with a bonus opportunity pursuant to which the participant may become entitled to receive an amount based on satisfaction of performance criteria as determined by the administrator over the course of a performance period of not less than one year. Payment under an incentive bonus may be made in cash or shares of Common stock, as determined by the administrator.

Qualified Performance-Based Compensation Under Section 162(m)

              The administrator may determine, at the time an award of restricted stock, RSUs or an incentive bonus is granted, whether the award is intended to qualify as "qualified performance-based compensation" under Section 162(m). For an award to qualify as "qualified performance-based compensation" under Section 162(m), during the first 90 days of a performance period, the administrator must, in writing, (i) select the "Performance Criteria" (as described below) applicable to the performance period, (ii) establish the performance goals, and amounts of such awards, that may be earned for such performance period based on the Performance Criteria, and (iii) specify the relationship between Performance Criteria and the performance goals and the amounts of such awards, as applicable, to be earned by each designated participant for such performance period.

              Under the 2017 Incentive Plan, "Performance Criteria" means the criteria (and adjustments) selected by the administrator for an award that is intended to qualify as "performance-based compensation" under Section 162(m), which are limited to the following: (i) stock price appreciation, (ii) gross or net sales or revenue, (iii) operating profit, (vi) gross, operating or net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (v) costs, (vi) return on equity, (vii) return on assets, (viii) earnings per share, (ix) total earnings, (x) earnings growth, (xi) return on capital, (xii) return on assets, (xiii) return on sales, (xiv) cash flow (including, but not limited to, operating cash flow and free cash flow), (xv) book value per share, (xvi) market share, (xvii) economic value added, (xviii) market value added, (xix) productivity, (xx) level of expenses, (xxi) new product development, (xxii) regulatory body filings and/or approvals regarding commercialization of a product, (xxiii) implementation or completion of critical projects, (xxiv) achievement of developmental milestones, (xxv) clinical achievements (including initiating or completing phases of clinical studies), (xxvi) successful litigation outcomes, or (xxvii) development and/or acquisition of intellectual property, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The performance goals based on such Performance Criteria may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each financial performance goal will be determined in accordance with U.S. generally accepted accounting principles as in effect from time to time.

              To the extent consistent with Section 162(m), the administrator may provide, within the time prescribed by, and otherwise in compliance with, Section 162(m), that any evaluation of performance under a performance goal will include or exclude any of the following events that occurs during the applicable performance period: (A) the effects of charges for restructurings, discontinued operations, unusual or infrequently occurring items, (B) items of gain, loss or expense determined to be unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, (C) the cumulative effect of accounting change, (D) asset write-downs, (E) litigation, claims, judgments, settlements or loss contingencies, (F) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (G) accruals for reorganization and restructuring programs, (H) accruals of any amounts for payment under the 2017 Incentive Plan or any other compensation arrangement maintained by the Company, (I) items relating to financing activities, (J) items related to acquisitions, (K) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period, (L) items attributable to the business operations of any entity acquired by the Company during the performance period, (M) items related to amortization of acquired intangible assets, (N) items that are outside the scope of the Company's core, on-going business activities, or (O) any other items of significant income or expense which are determined to be appropriate adjustments.

              Subject to the limitations imposed under Section 162(m) for awards that are intended to qualify as "qualified performance-based compensation," notwithstanding the satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under or the amount paid under an award may, to the extent specified in an award agreement, be reduced, but not increased, by the administrator in the administrator's sole discretion. The administrator will certify in writing whether and the extent to which the applicable performance goals have been satisfied.

Adjustment and Change in Control

              The number and kind of shares of Common Stock available for issuance (including under any awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in the 2017 Incentive Plan, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares available under the 2017 Incentive Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares to reflect a deemed reinvestment in shares of the amount distributed to the Company's security holders. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards. No fractional shares of Common Stock will be issued pursuant to such an adjustment. In the event there is any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock will have been changed, or for which it will have been exchanged, by reason of a change in control, other merger, consolidation or otherwise, then the administrator will determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different awards or different types of awards. In addition, in the event of such change, the administrator may accelerate the time or times at which any award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the administrator in its sole discretion.

              Unless otherwise expressly provided for in an award agreement, in the event of a change in control, unless provision is made in connection with the change in control for (i) assumption of awards previously granted or (ii) substitution for such awards, (A) the administrator will make an adjustment to any or all awards as the administrator deems appropriate to reflect such change in control or (B) (1) in the case of an option or SAR, the participant will have the ability to exercise such option or SAR, including any portion of the option or SAR not previously exercisable, and the unexercised portion of such option or SAR will be cancelled upon on the consummation of the change in control; (2) in the case of an award subject to performance conditions, the participant will have the right to receive a payment based on performance through a date determined by the administrator prior to the change in control (unless such performance cannot be determined, in which case the participant will have the right to receive a payment equal to the target amount payable); and (3) in the case of outstanding restricted stock and/or RSUs not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.

              Unless otherwise expressly provided for in an award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a change in control, the following will occur upon a participant's involuntary termination of employment or other service within 24 months following a change in control, provided that such termination does not result from disability, cause or gross misconduct: (i) in the case of an option or SAR, the participant will have the ability to exercise such option or SAR, including any portion of the option or SAR not previously exercisable, and the option or SAR will remain exercisable for a period of three years following such termination (or until expiration, if earlier), (ii) in the case of an award subject to performance conditions, the participant will have the right to receive a payment based on performance through a date determined by the administrator prior to the change in control (unless such performance cannot be determined, in which case the participant will have the right to receive a payment equal to the target amount payable), and (iii) in the case of outstanding restricted stock and/or RSUs not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.

Transferability

              No award may be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated other than by will or the laws of descent and distribution, and each option or SAR is exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding options may be exercised following the participant's death by the participant's beneficiaries or as permitted by the administrator.

Duration of the 2017 Incentive Plan

              Awards may not be granted under the 2017 Incentive Plan after the tenth anniversary of the adoption by the Board of the 2017 Incentive Plan. Notwithstanding the foregoing, the 2017 Incentive Plan may be terminated at such earlier time as the Board may determine. Termination of the 2017 Incentive Plan will not affect the rights and obligations of the participants and the Company arising under awards granted prior to such termination.

Amendment and Termination

              Subject to limitations imposed by law, the Board may amend or terminate the 2017 Incentive Plan at any time and the administrator may amend or alter any agreement or other document evidencing an award made under the 2017 Incentive Plan. However, no such amendment may deprive the recipient of an award previously granted under the 2017 Incentive Plan of any rights thereunder without his or her consent, unless the administrator determines that the amendment (i) is required or advisable to satisfy any law or regulation or avoid adverse financial accounting consequences, or (ii) is not reasonably likely to significantly diminish the benefits provided under the award, or that any diminishment has been adequately compensated. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Company:

  (a)
  increase the maximum number of shares of Common Stock for which awards may be granted under the 2017 Incentive Plan;

  (b)
  reduce the price at which options may be granted below the price provided for in the 2017 Incentive Plan;

  (c)
  reprice outstanding options or SARs;

  (d)
  extend the term of the 2017 Incentive Plan;

  (e)
  change the class of persons eligible to be participants; or

  (f)
  otherwise amend the 2017 Incentive Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

Recoupment Policy

              The administrator has the authority to cause a participant or an award under the plan to be subject to the Company's recovery, recoupment, clawback and/or other forfeiture policies, as maintained by the Company from time to time.

New Plan Benefits

              Awards under the 2017 Incentive Plan are discretionary and the administrator has not yet determined to whom awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the 2017 Incentive Plan to any individual or group of individuals. Information about awards granted to our named executive officers and directors during 2016 under our 2015 Incentive Plan can be found under the heading "Compensation Discussion and Analysis—2016 Grants of Plan-Based Awards" and "Director Compensation—Grant of Restricted Stock Units," respectively. During 2016, 909,550 shares subject to awards under our 2015 Incentive Plan were granted to our named executive officers, 89,194 shares subject to awards under our 2015 Incentive Plan were granted to our non-employee directors and

1,623,125 shares subject to awards under our 2015 Incentive Plan were granted to all of our other employees.

Federal Income Tax Treatment

              The following discussion summarizes the material U.S. federal income tax consequences to the Company and the participants in connection with the 2017 Incentive Plan under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual participant. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

              Nonqualified Options — An employee will not recognize any income upon receipt of a nonqualified stock option, and the Company will not be entitled to a deduction for federal income tax purposes at the time of grant. Ordinary income will be realized by the holder at the time the nonqualified stock option is exercised and the shares are transferred to the employee. The amount of such taxable income, in the case of a nonqualified stock option, will be the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will generally be entitled to a tax deduction in an amount equal to the ordinary income that an employee recognizes upon exercise.

              Incentive Stock Options — An employee who receives an ISO will not recognize any income for federal income tax purposes upon receipt of the ISO, and the Company will not realize a deduction for federal income tax purposes. The holder generally will not be taxed upon exercise, but the excess, if any, of the fair market value of the stock on the date of exercise over the option exercise price may subject the holder to the alternative minimum tax. If the holder does not dispose of the ISO shares within two years from the date the option was granted or within one year after the shares were transferred to him on exercise of the option, then that portion of the gain on the sale of the shares that is equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. The Company will not be entitled to a deduction either at the time the employee exercises the ISO or subsequently sells the ISO shares. However, if the employee sells the ISO shares within two years after the date the ISO is granted or within one year after the date the ISO is exercised, then the sale is considered a disqualifying sale, and the spread on exercise will be taxed as ordinary income. The balance of the gain will be treated as long- or short-term capital gain depending on the length of time the employee held the stock. If the shares decline in value after the date of exercise, the compensation income will be limited to the difference between the sale price and the amount paid for the shares. The tax will be imposed in the year the disqualifying sale is made. The Company will be entitled to a deduction equal to the ordinary income recognized by the employee.

              With respect to both nonqualified stock options and ISOs, special rules apply if an employee uses shares already held by the employee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the employee.

              Stock Appreciation Rights — Upon exercise of a SAR, an employee will recognize taxable income in the amount of the cash received. An employee who receives unrestricted shares upon exercise of a SAR will recognize ordinary income in the year of exercise equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the employee.

              Restricted Stock — Employees receiving restricted stock will not recognize any income upon receipt of the restricted stock. Ordinary income will be realized by the holder at the time that the restrictions on transfer are removed or expire. The amount of ordinary income will be equal to the fair market value of the shares on the date that the restrictions on transfer are removed or expire. The Company will be entitled to a deduction at the same time and in the same amount as the ordinary income the employee is deemed to have realized. However, no later than 30 days after an employee receives the restricted stock, the employee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the employee will not recognize any additional income. If the employee forfeits the shares to the Company, the employee may not claim a deduction with respect to the income recognized as a result of the election.

              Generally, when an employee disposes of shares acquired under the 2017 Incentive Plan, the difference between the sales price and his or her basis in such shares will be treated as long- or short-term capital gain or loss depending upon the holding period for the shares.

              Restricted Stock Units — Employees who are granted RSUs do not recognize income at the time of the grant. When the award vests or is paid, participants generally recognize ordinary income in an amount equal to the fair market value of the units at such time, and the Company will receive a corresponding deduction.

              Potential Limitation on Deductions — As described above, special rules limit the deductibility of compensation paid to the CEO and to each of the next three most highly compensated executive officers, other than the chief financial officer. Under Section 162(m), unless various conditions are met that enable compensation to qualify as "performance-based," the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to qualify for the "qualified performance-based compensation" exemption to the deduction limitation. As such, there can be no assurance that any compensation awarded or paid under the 2017 Incentive Plan will be deductible under all circumstances.

              Federal Income Tax Consequences to the Company — To the extent that a recipient recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m).

              Tax Withholding — To the extent required by applicable federal, state, local or foreign law or practice, a participant will be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of the award.

              Section 409A — Section 409A of the Code applies to any awards under the 2017 Incentive Plan that are deemed to be deferred compensation. If the requirements of Section 409A of the Code are not met, the recipient may be required to include deferred compensation in taxable income, and additional taxes and interest may be assessed on such amounts. If any awards are subject to Section 409A, we intend to have the awards comply with Section 409A of the Code.

Vote Required for Approval of this Proposal

              Approval of the 2017 Incentive Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.

Recommendation

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2017 INCENTIVE PLAN.

Equity Compensation Plan Information

              In 2016, we made stock-based awards from our 2015 Incentive Plan, and have outstanding grants under our 2013 Incentive Plan, 2000 Stock Incentive Plan (the "2000 Incentive Plan") and Amended and Restated 2000 Employee Stock Purchase Plan (the "2000 ESPP," and together with the 2015 Incentive Plan, the 2013 Incentive Plan and the 2000 Incentive Plan, the "Plans").

              The 2015 Incentive Plan was adopted by the Board and approved by our shareholders on May 21, 2015. Under the terms of the 2015 Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both ISOs and non-qualified stock options), performance options/shares and other stock awards, such as RSUs, as well as the payment of incentive bonuses to all employees and non-employee directors.

              The following table presents information as of December 31, 2016, with respect to the Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders:
2015 Incentive Plan(1)	3,251,934	$15.60	2,266,465
2013 Stock Incentive Plan(2)	2,245,906	$15.06	—
2000 Stock Incentive Plan(3)	1,393,000	$4.40	—
Equity Compensation Plans Not Approved by Shareholders:
Individual Compensation Arrangement(4)	227,000	$18.14	—
Individual Compensation Arrangement(5)	88,060	$14.56	—

Total	7,205,900		2,266,464

(1)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options and vesting of outstanding RSUs granted under our 2015 Incentive Plan.

(2)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2013 Stock Incentive Plan. To the extent that awards granted under the 2013 Incentive Plan terminate unearned, expire, or are canceled or, forfeited, lapse for any reason, or are settled in cash without the delivery of shares, the shares of Common Stock underlying such grants will again become available for purposes of the 2015 Incentive Plan.

(3)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2000 Stock Incentive Plan.

(4)
Represents inducement grants of stock options totaling 227,000 shares of Common Stock we made in connection with the appointment of chief medical officer, Dr. Eugene Sullivan, as well as several of our European managers during the first quarter of 2015. The vesting schedule for the shares of Common Stock subject to these options are as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(5)
Represents inducement grants of stock options totaling 88,060 shares of Common Stock we made in connection with the appointment of chief commercial officer, Roger Adsett, in September 2016. The vesting schedule for the shares of Common Stock subject to this option is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

PROPOSALS FOR 2018 ANNUAL MEETING

              Shareholder proposals intended for inclusion in our Proxy Statement for the 2018 Annual Meeting of Shareholders must be received at our offices no later than the close of business on December 8, 2017. All such proposals must comply with Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807.

              Under our Bylaws, any shareholder (as defined in our Bylaws) who wishes to present other business or nominate a director candidate at the 2018 Annual Meeting of Shareholders must give timely written notice of any such business or nomination to our Corporate Secretary in advance of the meeting. Such written notice must comply with the requirements in our Bylaws and must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary at the address given above no later than 120 days nor more than 150 days before the anniversary of the immediately preceding year's annual meeting. Accordingly, for the 2018 Annual Meeting of Shareholders, our Corporate Secretary must receive such written notice no earlier than December 19, 2017 and no later than January 18, 2018. If the date of the 2018 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 18, 2018 (the anniversary of this year's Annual Meeting), then the written notice must be received no later than the 120th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made. If a shareholder fails to meet these requirements or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the named proxies may exercise discretionary voting authority under proxies that we solicit to vote on any such business or nomination in accordance with their best judgment. Our Bylaws are available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance" or by submitting a written request to the Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807.

ANNUAL REPORT ON FORM 10-K

              We will provide without charge to each person to whom this Proxy Statement has been made available on the written request of such person, a copy of our Annual Report, including the financial statements and financial statement schedules. Requests should be directed to Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807, (908) 977-9900. In connection with any such request, we will provide a list of exhibits to the Annual Report, and will provide copies of any such exhibit upon the payment of a reasonable fee.

 SEPARATE COPIES FOR BENEFICIAL HOLDERS

              Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single set of proxy materials to that address. Only one set of proxy materials will be delivered to such address unless we receive contrary directions from one or more of such beneficial owners. Any such beneficial owner can request a separate copy of these proxy materials by contacting our Corporate Secretary as described above, and we will promptly provide a separate copy. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of our proxy materials in the future, you will need to contact your broker, bank or other agent to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

April 7, 2017

APPENDIX A

INSMED INCORPORATED
2017 INCENTIVE PLAN

1.           Purpose

              The purpose of the Plan is to advance the interests of the Company by aligning the individual interests of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, to the interests of Company shareholders and by providing such individuals with an incentive to continue working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and of Incentive Bonuses, which may be paid in cash or stock or a combination thereof and may be performance-based, as determined by the Administrator. The Plan replaces the existing Insmed Incorporated 2015 Incentive Plan (the "2015 Prior Plan") with respect to future awards granted by the Company, and no future awards will made under the 2015 Prior Plan after the Effective Date (as defined herein) of the Plan.

2.           Definitions

              As used in the Plan, the following terms shall have the meanings set forth below:

              (a)       "Administrator" means the Administrator of the Plan in accordance with Section 6 of the Plan.

              (b)       "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.

              (c)       "Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

              (d)       "Approval Date" has the meaning set forth in Section 4 of the Plan.

              (e)       "Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan.

              (f)        "Award Agreement" means any written or electronic agreement or other instrument evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

              (g)       "Board" means the board of directors of the Company.

              (h)       "Change in Control" means the occurrence of any one of the following:

                  (1)       any Person becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of at least 50% of either (A) the value of the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") (the foregoing beneficial ownership hereinafter being referred to as a "Controlling Interest"); provided, however, that for purposes of this definition, the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date has beneficial ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) below; or

                  (2)       during any period of two consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs after the Effective Date as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3)       consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) of the Company or such Acquiring Corporation) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4)       the complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent an Award provides for deferred compensation under Section 409A of the Code and payment is made upon a Change in Control, no event or transaction will constitute a Change in Control hereunder unless it also constitutes a "change in control event" under Section 409A of the Code.

              (i)        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rulings and regulations issued thereunder.

              (j)        "Committee" means the Compensation Committee of the Board (or any successor committee).

              (k)       "Common Stock" means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities as may be applicable under Section 15 of the Plan.

              (l)        "Company" means Insmed Incorporated, a Virginia corporation, and except as utilized in the definition of Change in Control, any successor corporation.

              (m)      "Dividend Equivalents" mean an amount payable in cash or Common Stock, as determined by the Administrator, with respect to a Restricted Stock Unit Award equal to what would have been received if the shares underlying the Award had been owned by the Participant.

              (n)       "Effective Date" has the meaning set forth in Section 4 of the Plan.

              (o)       "Fair Market Value" means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, the closing price for the Common Stock on such date (or if Common Stock was not traded on such exchange, system, or market on such date, then on the next preceding date on which shares of Common Stock were traded) as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Administrator deems reliable; and (ii) in the absence of an established market for the Common Stock, as determined in good faith by the Administrator by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Administrator deems appropriate.

              (p)       "Freestanding SARs" has the meaning set forth in Section 9(a) of the Plan.

              (q)       "Full-Value Award" means an Award that results in the Company transferring the full value of a share of Common Stock under the Award, whether or not an actual share of stock is issued. Full-Value Awards shall include Restricted Stock, Restricted Stock Units, and Incentive Bonuses to the extent payable in Common Stock (including, but not limited to, Awards that are performance-based) for which the Company transfers the full value of a share of Common Stock under the Award, but shall not include Dividend Equivalents.

              (r)       "Incentive Bonus" means a bonus opportunity awarded under Section 11 of the Plan pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for a performance period of not less than one year, as are specified in the Award Agreement.

              (s)       "Incentive Stock Option" means a stock option that is designated as potentially eligible to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

              (t)        "Nonqualified Stock Option" means a stock option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

              (u)       "Option" means a stock option awarded under Section 8 of the Plan, which may be an Incentive Stock Option or a Nonqualified Stock Option.

              (v)       "Participant" means any individual described in Section 3 of the Plan to whom Awards have been granted or who has received a Substitute Award and any authorized transferee of such individual.

              (w)      "Performance Criteria" means the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goals for a Performance Period, which are limited to the following: (i) stock price appreciation, (ii) gross or net sales or revenue, (iii) operating profit, (iv) gross, operating or net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (v) costs, (vi) return on equity, (vii) return on assets, (viii) earnings per share, (ix) total earnings, (x) earnings growth, (xi) return on capital, (xii) return on assets, (xiii) return on sales, (xiv) cash flow (including, but not limited to, operating cash flow and free cash flow), (xv) book value per share, (xvi) market share, (xvii) economic value added, (xviii) market value added, (xix) productivity, (xx) level of expenses, (xxi) new product development, (xxii) regulatory body filings and/or approvals regarding commercialization of a product, (xxiii) implementation or completion of critical projects, (xxiv) achievement of developmental milestones, (xxv) clinical achievements (including initiating or completing phases of clinical studies), (xxvi) successful litigation outcomes, and (xxvii) development and/or acquisition of intellectual property, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

              (x)       "Performance Goals" means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with U.S. generally accepted accounting principles as in effect from time to time.

              (y)       "Performance Period" means the period of time over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and payment of, an Award granted pursuant to Section 12(b) of the Plan.

              (z)       "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

              (aa)     "Plan" means the Insmed Incorporated 2017 Incentive Plan as set forth herein and as amended from time to time.

              (bb)     "Prior Plan" means the Insmed Incorporated 2013 Incentive Plan or the 2015 Prior Plan.

              (cc)     "Restricted Stock" means an Award or issuance of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate.

              (dd)     "Restricted Stock Unit" means an Award denominated in units of Common Stock under which the issuance of shares of Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate.

               (ee)     "Separation from Service" means the termination of Participant's employment with the Company and all Subsidiaries that constitutes a "separation from service" within the meaning of Section 409A of the Code.

               (ff)      "Share Pool" has the meaning set forth in Section 5(a) of the Plan.

               (gg)     "Stock Appreciation Right" means a right granted pursuant to Section 9 of the Plan that entitles the Participant to receive, in cash or Common Stock or a combination thereof, value equal to the excess of (i) the aggregate market price of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

               (hh)     "Subsidiary" means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its equity interests or, for Incentive Stock Options, a "subsidiary corporation" (as defined in Section 424(f) of the Code).

               (ii)       "Substitute Awards" means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

               (jj)       "Tandem SARs" has the meaning set forth in Section 9(a) of the Plan.

               (kk)     "2015 Prior Plan" has the meaning set forth in Section 1 of the Plan.

3.           Eligibility

              Any employee of the Company or an Affiliate (including an officer or director who is such an employee), member of the Board (whether or not such Board member is employed by the Company or an Affiliate), or other non-employee advisor or service provider of the Company or an Affiliate shall be eligible to receive an Award under the Plan. Notwithstanding the foregoing, a person who would otherwise be eligible to receive an Award under the Plan shall not be eligible in any jurisdiction where such person's participation in the Plan would be unlawful.

4.           Effective Date and Termination of Plan

              The Plan was adopted by the Board on April 3, 2017 (the "Approval Date"), and it will become effective when it is approved by the Company's shareholders (the "Effective Date"). All Awards granted under the Plan are subject to, and may not be exercised before, the approval of the Plan by the shareholders prior to the first (1st) anniversary of the Approval Date; provided that if such approval by the shareholders of the Company is not forthcoming prior to such date, all Awards previously granted under the Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Approval Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.

5.           Shares Subject to the Plan and to Awards

              (a)       Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan (the "Share Pool") shall be equal to the sum of 5,000,000 shares of Common Stock plus any shares of Common Stock subject to outstanding awards under the Prior Plans as of the Effective Date that, after the Effective Date, are canceled, terminate unearned, expire, are forfeited, lapse for any reason, or are settled in cash without the delivery of shares. On the grant date of an Award, the Share Pool shall be reduced either by 1 share of Common Stock for each share subject to an Award other than a Full-Value Award or by 1.25 shares of Common Stock for each share subject to a Full-Value Award. The aggregate number of shares of Common Stock available for grant under the Plan and the number of shares of Common Stock subject to Awards outstanding shall be subject to adjustment as provided in Section 15 of the Plan. The shares of Common Stock issued pursuant to Awards granted under the Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

              (b)       Issuance of Shares. The Share Pool shall be increased when and to the extent that an Award (or an award under any Prior Plan that is outstanding as of the Effective Date) is canceled, terminates unearned, expires, is forfeited, or lapses for any reason, or an Award (or an award under any Prior Plan that is outstanding as of the Effective Date) is settled in cash without the delivery of shares to the Participant, such that any shares of Common Stock subject to such Award (or such award under any Prior Plan that is outstanding as of the Effective Date) shall again be available for the grant of an Award pursuant to the Plan. Notwithstanding anything to the contrary contained herein, shares subject to an Award (or an award under any Prior Plan that is outstanding as of the Effective Date) shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right that were not issued upon full settlement. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Any shares of Common Stock with respect to Awards issued under the Plan (or awards issued under a Prior Plan) that again become available for future grants pursuant to this Section 5 shall be added back to the Share Pool as 1 share for each share subject to an Award other than a Full-Value Award or as 1.25 shares for each share subject to a Full-Value Award, and, for purposes of this sentence, awards issued under a Prior Plan shall be (i) considered Full-Value Awards if they would have been Full-Value Awards if issued under this Plan and (ii) added back to the Share Pool as 1 share in all other cases.

              (c)       Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 5,000,000 (subject to adjustment pursuant to Section 15 of the Plan). The aggregate number of shares of Common Stock subject to Awards granted under the Plan during any calendar year to any one Participant shall not exceed 1,500,000 (subject to adjustment pursuant to Section 15 of the Plan), which number shall not count any tandem SARs (as defined in Section 9 of the Plan). The maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under the Plan that is intended to satisfy the requirements for "performance- based compensation" under Section 162(m) of the Code shall not exceed $5,000,000. If an Award is conditioned on the attainment of Performance Goals during a Performance Period of more than 12 months' duration, then the limits of this Section 5(c), other than the one on Incentive Stock Options, are multiplied by the number of full or partial calendar years over which an applicable Performance Period spans.

              (d)       Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by such acquired company's shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the last day awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

6.           Administration of the Plan

              (a)       Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Committee, or, in the absence of the Committee, the Board itself. Any power of the Administrator may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. However, to the extent that the exercise of authority under the Plan would cause an Award intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment, the Administrator shall be a committee comprised solely of two or more outside directors as determined under Treas. Reg. § 1.162-27(e)(3).

              (b)       Powers of Administrator. Subject to the express provisions of the Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation:

                  (1)       to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

                  (2)       to determine which persons are eligible to receive Awards under the Plan, to which of such persons, if any, Awards shall be granted hereunder, and the timing of any such Awards;

                  (3)       to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;

                  (4)       to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;

                  (5)       to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under the Plan;

                  (6)       to determine the extent to which adjustments are required pursuant to Section 15 of the Plan;

                  (7)       to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is appropriate to do so;

                  (8)       to approve corrections in the documentation or administration of any Award; and

                  (9)       to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Administrator may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 19 of the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate. The Administrator may, in its sole and absolute discretion and, except as otherwise provided in Section 19 of the Plan, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

              (c)       Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

              (d)       Delegation of Authority. To the maximum extent permitted by applicable law, the Committee may by resolution delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under the Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority; and provided further that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, individuals who are subject to Section 16 of the Act or have the title of Vice President or above. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Administrator may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents. However, no delegation shall be made that would cause an Award intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment.

              (e)       Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject shares of Common Stock to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

7.           Plan Awards

              (a)       Terms Set Forth in Award Agreement. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Administrator for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Administrator, provided such terms and conditions do not conflict with the Plan. The Award Agreement for any Award, as applicable, shall include the time or times at or within which and the consideration, if any, for which any shares of Common Stock may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Administrator any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.

              (b)       Separation from Service. Subject to the express provisions of the Plan, the Administrator shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant's Separation from Service or other termination of employment.

              (c)       Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10(b) or Section 15 of the Plan or as otherwise provided by the Administrator.

              (d)       Minimum Vesting. Notwithstanding anything in the Plan to the contrary, all Awards granted under the Plan shall be subject to a vesting period of not less than one year from the date of grant; provided, that up to 500,000 shares of Common Stock may be issued pursuant to Awards that are not subject to the minimum vesting requirement set forth in this Section 7(d); provided, further, that the minimum vesting requirement set forth in this Section 7(d) shall not apply with respect to Substitute Awards or with respect to Awards that vest in connection with a Change in Control or upon a Participant's death, disability, or involuntary termination of employment.

              (e)       No Payment of Dividends Prior to Vesting. Notwithstanding anything in the Plan to the contrary, to the extent a Participant is eligible to receive dividends or Dividend Equivalents with respect to an Award granted under the Plan, such dividends or Dividend Equivalents shall in no case be paid to the Participant before the vesting date of the portion of the Award to which such dividends or Dividend Equivalents relate.

8.           Options

              (a)       Grant, Term and Price. The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Administrator or under criteria established by the Administrator, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions in accordance with Section 12 of the Plan. The term of an Option shall in no event be greater than ten years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company's insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. The Administrator will establish the price at which Common Stock may be purchased upon exercise of an Option, which, in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per share of Common Stock with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the shares of Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of Section 409A and/or Section 424 of the Code, as applicable. The exercise price of any Option may be paid in cash or such other method as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise.

               (b)       No Repricing without Shareholder Approval. Other than in connection with a change in the Company's capitalization (as described in Section 15 of the Plan), at any time when the exercise price of an Option is above the Fair Market Value of a share of Common Stock, the Company shall not, without shareholder approval, (i) reduce the exercise price of such Option, (ii) exchange such Option for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Option.

               (c)       No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

               (d)       Incentive Stock Options. Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Option intended to qualify as an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code).

               (e)       No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.

9.           Stock Appreciation Rights

              (a)       General Terms. The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Administrator or under criteria established by the Administrator, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions in accordance with Section 12 of the Plan. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs"). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Stock on the date of the tandem SAR's grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 of the Plan and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 of the Plan and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement.

              (b)       No Repricing without Shareholder Approval. Other than in connection with a change in the Company's capitalization (as described in Section 15 of the Plan), at any time when the exercise price of a Stock Appreciation Right is above the Fair Market Value of a share of Common Stock, the Company shall not, without shareholder approval (i) reduce the exercise or base price of such Stock Appreciation Right, (ii) exchange such Stock Appreciation Right for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Stock Appreciation Right.

              (c)       No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any shares of Common Stock subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.

10.         Restricted Stock and Restricted Stock Units

              (a)       Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of any Restricted Stock or Restricted Stock Unit Award shall occur at such time and be subject to such terms and conditions as determined by the Administrator or under criteria established by the Administrator, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions in accordance with Section 12 of the Plan.

              (b)       Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Unless otherwise provided in the Award Agreement, during the period prior to shares being issued in the name of a Participant under any Restricted Stock Unit, the Company shall pay or accrue Dividend Equivalents on each date dividends on Common Stock are paid, subject to such conditions as the Administrator may deem appropriate. The time and form of any such payment of Dividend Equivalents shall be specified in the Award Agreement. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid (i) prior to the time specified in Section 7(e) with respect to any unvested Award of Restricted Stock or Restricted Stock Units or (ii) during the performance period with respect to unearned Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or Dividend Equivalents accrued on shares underlying Awards of Restricted Stock or Restricted Stock Units subject to performance-based vesting criteria shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or Restricted Stock Units have been earned.

              (c)       Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company's stock ledger.

11.         Incentive Bonuses

              (a)       Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such maximum amount payable, and which criteria may be based on performance conditions in accordance with Section 12 of the Plan or other performance criteria. The Administrator may specify whether and to what extent an Incentive Bonus is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, any Incentive Bonus that is intended by the Administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be subject to Section 12(b) of the Plan.

              (b)       Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Common Stock, as determined by the Administrator.

              (c)       Discretionary Adjustments. Notwithstanding satisfaction of any performance goals and subject to Section 12(b) of the Plan, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be adjusted by the Administrator on the basis of such further considerations as the Administrator shall determine.

12.         Qualifying Performance-Based Compensation

              (a)       General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Options, Stock Appreciation Rights or shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of, or the cash amount payable pursuant to, an Award, which criteria may be based on Performance Criteria or other standards of financial performance and/or personal performance evaluations.

              (b)       Performance-Based Compensation Under Section 162(m) of the Code. The Administrator may determine, at the time an Award of Restricted Stock, Restricted Stock Units or an Incentive Bonus, is granted, whether such Award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. For any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code, the following provisions shall apply:

                  (1)       Establishment of Performance Goals. During the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Administrator shall, in writing, (A) select the Performance Criteria applicable to the Performance Period, (B) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (C) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each designated Participant for such Performance Period.

                  (2)       Adjustments. The Administrator may, in its sole discretion, provide that that any evaluation of performance under a Performance Goal shall include or exclude any of the following events that occurs during the Performance Period: (A) the effects of charges for restructurings, discontinued operations, unusual or infrequently occurring items, (B) items of gain, loss or expense determined to be unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, (C) the cumulative effect of accounting change, (D) asset write-downs, (E) litigation, claims, judgments, settlements or loss contingencies, (F) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (G) accruals for reorganization and restructuring programs, (H) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Company, (I) items relating to financing activities, (J) items related to acquisitions, (K) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period, (L) items attributable to the business operating of any entity acquired by the Company during the Performance Period, (M) items related to amortization of acquired intangible assets, (N) items that are outside the scope of the Company's core, on-going business activities, or (O) any other items of significant income or expense which are determined to be appropriate adjustments. For all Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

                  (3)       Certification. Following the completion of the Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.

                  (4)       Negative Discretion. In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

                  (5)       Payment of Performance Based Compensation. Unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

13.         Deferral of Payment and Section 409A

              The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of shares of Common Stock upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, the Administrator may, in its sole discretion, deny any deferral of the delivery of shares of Common Stock or any other payment with respect to any Award if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Plan and each Award Agreement shall be interpreted such that each Award complies with, or is exempt from, Section 409A of the Code. However, the Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator or the Board.

14.         Conditions and Restrictions Upon Securities Subject to Awards

              The Administrator may provide that the Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of

Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

15.         Adjustment of and Changes in the Stock; Change in Control

              (a)       Adjustments Upon Certain Unusual or Nonrecurring Events. The number and kind of shares of Common Stock available for issuance under the Plan (including under any Awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in Section 5 of the Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company's security holders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of shares of Common Stock subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional shares of Common Stock shall be issued pursuant to such an adjustment.

              (b)       Adjustments Upon Other Events. In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Administrator shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Administrator in its sole discretion.

              (c)       Change in Control. Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control after the Effective Date, unless provision is made in connection with the Change in Control for (i) assumption of Awards previously granted or (ii) substitution for such Awards of new awards covering stock of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, (A) the Administrator shall make an adjustment to any or all Awards as the Administrator deems appropriate to reflect such Change in Control or (B) (1) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, and the unexercised portion of such Option or Stock Appreciation Right shall be cancelled upon consummation of the Change in Control; (2) in the case of an Award subject to performance conditions in accordance with Section 12 of the Plan, the Participant shall have the right to receive a payment based on performance through a date determined by the Administrator prior to the Change in Control (unless such performance cannot be determined, in which case the Participant shall have the right to receive a payment equal to the target amount payable); and (3) in the case of outstanding Restricted Stock and/or Restricted Stock Units not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of or any other restrictions applicable to, such Award shall immediately lapse.

              (d)       Termination Following a Change in Control. Unless otherwise expressly provided for in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the following shall occur upon a Participant's involuntary termination of employment within twenty-four (24) months following a Change in Control, provided that such termination does not result from the Participant's termination for disability, cause or gross misconduct: (i) in the case of an Option or Stock Appreciation Right, each Option or Stock Appreciation Right shall immediately become exercisable and shall remain exercisable for the lesser of three (3) years following such termination (but no later than the expiration of such Option or Stock Appreciation Right); (ii) in the case of an Award subject to performance conditions in accordance with Section 12 of the Plan, the Participant shall have the right to receive a payment based on performance through a date determined by the Administrator prior to the Change in Control (unless such performance cannot be determined, in which case the Participant shall have the right to receive a payment equal to the target amount payable); and (iii) in the case of outstanding Restricted Stock and/or Restricted Stock Units not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse.

              (e)       The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 15 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

16.         Transferability

              No Award may be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding Options may be exercised following the Participant's death by the Participant's beneficiaries or as permitted by the Administrator.

17.         Compliance with Laws and Regulations

              The Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

              In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or practice, to recognize differences in local law, currency or tax policy, or to foster and promote achievement of the purposes of the Plan locally. The Administrator may also amend the terms of Awards and impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law or practice, to achieve such purposes, and/or to minimize the Company's obligations with respect to tax equalization for Participants employed outside their home country.

18.         Withholding

              To the extent required by applicable federal, state, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Administrator, shares of Common Stock.

19.         Amendment of the Plan or Awards

              The Board may amend, alter or discontinue the Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under the Plan but, except as provided pursuant to the provisions of Section 15 of the Plan, no such amendment shall, without the approval of the shareholders of the Company:

              (a)       increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan;

              (b)       reduce the price at which Options may be granted below the price provided for in Section 8(a) of the Plan;

              (c)       reprice outstanding Options or Stock Appreciation Rights as described in 8(b) and 9(b);

              (d)       extend the term of the Plan;

              (e)       change the class of persons eligible to be Participants; or

              (f)        otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

20.         No Liability of Company

              The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Administrator shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.         Non-Exclusivity of Plan

              Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of inducement or retention shares or stock options otherwise than under the Plan or an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

22.         Governing Law

              The Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia (without regard to any rule or principle of conflicts of laws that otherwise would result in the application of the substantive laws of another jurisdiction) and applicable federal law. Any reference in the Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.         No Right to Employment, Reelection or Continued Service

              Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant's employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall the Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 19 of the Plan, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.

24.         Forfeiture upon Termination of Employment

              Except as otherwise provided by the Administrator in the Award Agreement, unvested Awards shall be forfeited immediately if the Participant terminates his or her employment with the Company, a Subsidiary or an Affiliate for any reason.

25.         Specified Employee Delay

              To the extent any payment under the Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee's Separation form Service (or, if earlier, the specified employee's death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee's Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee's death).

26.         No Liability of Committee Members

              No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

27.         Severability

              If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

28.         Unfunded Plan

              The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

29.         Successors

              All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

30.         Recoupment Policy

              Subject to the terms and conditions of the Plan, the Administrator may provide that any Participant and/or any Award, including any shares of Common Stock subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time Wednesday, May 17, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time Wednesday, May 17, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 9:00 A.M. Eastern Time on Thursday, May 18, 2017. VOTE IN PERSON If you would like to vote in person, please attend the annual meeting. Please find the meeting location on the reverse side. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E24108-P88121 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INSMED INCORPORATED The Board of Directors recommends you vote FOR Item 1: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Class II Directors Nominees: ! ! ! 01) 02) 03) Donald Hayden, Jr. David W.J. McGirr Myrtle Potter The Board of Directors recommends you vote FOR Item 2: For Against Abstain ! Every Every ! Every ! 2. Advisory vote on the compensation of our named executive officers. The Board of Directors recommends you vote EVERY 3 YEARS on Item 3: 1 Year 2 Years 3 Years Abstain ! ! For ! Against ! Abstain 3. Advisory vote on the frequency of future shareholder advisory votes on compensation of named executive officers. The Board of Directors recommends you vote FOR Items 4 and 5: ! ! ! ! ! ! 4. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Insmed Incorporated for the year ending December 31, 2017. Approval of the Insmed Incorporated 2017 Incentive Plan. 5. Other business may be considered as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com. E24109-P88121 INSMED INCORPORATED Annual Meeting of Shareholders May 18, 2017 at 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Donald Hayden, Jr., William H. Lewis, and Christine Pellizzari, or any of them, with full power of substitution in each, as proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of Common Stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 18, 2017 at 9:00 AM at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations or, in the absence of such recommendations, in the judgment of the proxy holders. Continued and to be signed on reverse side V.1.1